                                                                    EXHIBIT 4.01

================================================================================



                                CSK GROUP, LTD.
                                       TO
                          TRANSATLANTIC FINANCE, LTD.
                                    TRUSTEE

                          ----------------------------

                                   INDENTURE
                          DATED AS OF OCTOBER 30, 1996

                          ----------------------------


                                  $10,000,000
              12% SUBORDINATED SERIES A NOTES DUE OCTOBER 31, 2008

================================================================================

                               TABLE OF CONTENTS

RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS  OF GENERAL
APPLICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

        SECTION 1.01.             Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

        SECTION 1.02.             Compliance Certificate and Opinions.  . . . . . . . . . . . . . . . . . . . . . . .  10

        SECTION 1.03.             Form of Documents Delivered to Trustee. . . . . . . . . . . . . . . . . . . . . . .  10

        SECTION 1.04.             Acts of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

        SECTION 1.05.             Notices, Etc., to Trustee and Company.  . . . . . . . . . . . . . . . . . . . . . .  12

        SECTION 1.06.             Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

        SECTION 1.07.             Effect of Headings and Table of Contents. . . . . . . . . . . . . . . . . . . . . .  13

        SECTION 1.08.             Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

        SECTION 1.09.             Separability Clause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

        SECTION 1.10.             Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

        SECTION 1.11.             GOVERNING LAW; JURISDICTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

        SECTION 1.12.             Execution in Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

        SECTION 1.13.             Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

        SECTION 1.14.             Pari Passu Payments to Series B Notes . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE TWO - THE SERIES A NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

        SECTION 2.01.             Forms Generally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

        SECTION 2.02.             Title and Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





                                       i
                       CSK Group, Ltd. Series A Indenture

        SECTION 2.03.             Date and Denomination of Series A Notes; Interest;
                                  Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

        SECTION 2.04.             Execution, Authentication and Delivery. . . . . . . . . . . . . . . . . . . . . . .  17

        SECTION 2.05.             Temporary Series A Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

        SECTION 2.06.             Registration, Registration of Transfer and Exchange.  . . . . . . . . . . . . . . .  18

        SECTION 2.07.             Mutilated, Destroyed, Lost or Stolen Series A Notes.  . . . . . . . . . . . . . . .  20

        SECTION 2.08.             Payment of Interest; Interest Rights Preserved. . . . . . . . . . . . . . . . . . .  20

        SECTION 2.09.             Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

        SECTION 2.10.             Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE THREE - SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

        SECTION 3.01.             Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . . . . . . .  22

        SECTION 3.02.             Application of Trust Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE FOUR - REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

        SECTION 4.01.             Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

        SECTION 4.02.             Acceleration of Maturity; Rescission and Annulment. . . . . . . . . . . . . . . . .  26

        SECTION 4.03.             Collection of Indebtedness and Suits for
                                  Enforcement by the Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

        SECTION 4.04.             Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . .  27

        SECTION 4.05.             Trustee May Enforce Claims Without Possession
                                  of Series A Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

        SECTION 4.06.             Application of Funds Collected. . . . . . . . . . . . . . . . . . . . . . . . . . .  28

        SECTION 4.07.             Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

        SECTION 4.08.             Unconditional Right of Holders to Receive Principal,
                                  Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29

        SECTION 4.09.             Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . .  30





                                       ii
                       CSK Group, Ltd. Series A Indenture

        SECTION 4.10.             Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . .  30

        SECTION 4.11.             Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

        SECTION 4.12.             Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

        SECTION 4.13.             Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

        SECTION 4.14.             Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

        SECTION 4.15.             Waiver of Stay or Extension Laws. . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE FIVE - THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

        SECTION 5.01.             Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . .  32

        SECTION 5.02.             Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

        SECTION 5.03.             Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

        SECTION 5.04.             Not Responsible for Recitals or Issuance of Series A Notes. . . . . . . . . . . . .  34

        SECTION 5.05.             May Hold Series A Notes; Paying Agent; Other
                                  Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

        SECTION 5.06.             Funds Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

        SECTION 5.07.             Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

        SECTION 5.08.             Corporate Trustee Required; Eligibility.  . . . . . . . . . . . . . . . . . . . . .  35

        SECTION 5.09.             Resignation and Removal; Appointment of a Successor.  . . . . . . . . . . . . . . .  35

        SECTION 5.10.             Acceptance of Appointment by Successor Trustee. . . . . . . . . . . . . . . . . . .  36

        SECTION 5.11.             Merger, Conversion, Consolidation or Succession
                                  to Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

        SECTION 5.12.             Appointment of Authenticating Agent.  . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE SIX - HOLDERS' LISTS AND REPORTS BY THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

        SECTION 6.01.             Company to Furnish Trustee Names and
                                  Addresses of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

        SECTION 6.02.             Preservation of Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





                                      iii
                       CSK Group, Ltd. Series A Indenture

        SECTION 6.03.             Reports by the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE SEVEN - CONSOLIDATION, MERGER, CONVEYANCE,
                                  TRANSFER OR LEASE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

        SECTION 7.01.             Company May Not Consolidate, Etc., on Certain Terms.  . . . . . . . . . . . . . . .  40

        SECTION 7.02.             Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE EIGHT - SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

        SECTION 8.01.             Supplemental Indentures Without Consent of Holders. . . . . . . . . . . . . . . . .  41

        SECTION 8.02.             Supplemental Indentures With Consent of Holders.  . . . . . . . . . . . . . . . . .  42

        SECTION 8.03.             Execution of Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . .  42

        SECTION 8.04.             Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . .  43

        SECTION 8.05.             Reference in Series A Notes to Supplemental Indentures. . . . . . . . . . . . . . .  43

ARTICLE NINE - COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

        SECTION 9.01.             Payment of Principal, Premium, if any, and Interest.  . . . . . . . . . . . . . . .  43

        SECTION 9.02.             Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . . . .  43

        SECTION 9.03.             Funds for Series A Note Payments to Be Held in Trust. . . . . . . . . . . . . . . .  44

        SECTION 9.04.             Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

        SECTION 9.05.             Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

        SECTION 9.06.             Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . . . . . . .  46

        SECTION 9.07.             Provision of Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

        SECTION 9.08.             Waiver of Usury Defense.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

        SECTION 9.09.             Waiver of Certain Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

        SECTION 9.10.             Statement by Officers as to Default.  . . . . . . . . . . . . . . . . . . . . . . .  47

        SECTION 9.11.             Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





                                       iv
                       CSK Group, Ltd. Series A Indenture

        SECTION 9.12.              Limitation on the Payment of Dividends and
                                   Purchase of Stock and Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

        SECTION 9.13.              Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE TEN - REDEMPTION OF SERIES A NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

        SECTION 10.01.             Applicability of Article.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

        SECTION 10.02.             Optional Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

        SECTION 10.03.             Election to Redeem.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

        SECTION 10.04.             Selection by Company of Series A Notes to be Redeemed.                              51

        SECTION 10.05.             Notice of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

        SECTION 10.06.             Deposit of Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

        SECTION 10.07.             Series A Notes Payable on Redemption Date. . . . . . . . . . . . . . . . . . . . .  53

        SECTION 10.08.             Notes Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE ELEVEN - SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

        SECTION 11.01.             Agreement of Subordination.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

        SECTION 11.02.             Payments to Holders of Series A Notes. . . . . . . . . . . . . . . . . . . . . . .  54

        SECTION 11.03.             Pari Passu Status with Series B Notes  . . . . . . . . . . . . . . . . . . . . . .  56

        SECTION 11.04.             Subrogation of Series A Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .  56

        SECTION 11.05.             Authorization by Holders of Series A Notes.  . . . . . . . . . . . . . . . . . . .  57

        SECTION 11.06.             Notice to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

        SECTION 11.07.             Trustee's Relation to Senior Indebtedness. . . . . . . . . . . . . . . . . . . . .  58

        SECTION 11.08.             No Impairment of Subordination.  . . . . . . . . . . . . . . . . . . . . . . . . .  59

        SECTION 11.09.             Article Eleven Not to Prevent Events of Default. . . . . . . . . . . . . . . . . .  59

        SECTION 11.10.             Continuing Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

        SECTION 11.11.             Individual Rights of Senior Lenders. . . . . . . . . . . . . . . . . . . . . . . .  59

        SECTION 11.12.             Article Applicable to Paying Agents and Depositaries.  . . . . . . . . . . . . . .  60





                                       v
                       CSK Group, Ltd. Series A Indenture

                 This INDENTURE is dated as of October 30, 1996 from CSK GROUP, LTD., a Delaware corporation (the "Company"), to TransAtlantic Finance, Ltd., a Delaware corporation (the "Trustee").

                            RECITALS OF THE COMPANY

                 For its lawful corporate purposes, the Company has duly authorized the issue of its 12% Subordinated Series A Notes due October 31, 2008 (the "Series A Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                 All acts and things necessary to make the Series A Notes, when executed by the Company and authenticated and delivered by the Trustee, as provided in this Indenture, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Series A Notes in all respects have been duly authorized.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 In consideration of the premises and the purchase and acceptance of the Series A Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the Holders from time to time of the Series A Notes as follows:

                                  ARTICLE ONE
                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.01.  DEFINITIONS.

                 The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words "herein," "hereof" and "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article One include the plural as well as the singular.

                 Act, when used with respect to any Holder, has the meaning specified in Section 1.04.

                 Additional Series A Note means any Additional Series A Note issued in lieu of cash payment of interest accrued on any outstanding Series A Note (including an Additional Series A Note) pursuant hereto.

                 Additional Series B Note means any Additional Series B Note issued in lieu of cash payment of interest accrued on any outstanding Series B Note (including an Additional Series B Note) pursuant to the Series B Indenture.

                 Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, proxy or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Authenticating Agent means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Series A Notes.

                 Bank Agent means (a) The Chase Manhattan Bank as long as The Chase Manhattan Bank is the Administrative Agent under the Senior Credit Facility and (b) thereafter, any other administrative agent under the Senior Credit Facility.

                 Bankruptcy Law means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.

                 Business Day means any day on which banking institutions in New York, New York are open for business.

                 Bridge Loan Agreement means (i) the Bridge Loan Agreement entered into pursuant to the Commitment Letter dated as of September 27, 1996 among Operating Company, DLJ Bridge Finance, Inc. and Merrill Lynch Capital Corporation, or (ii) the Note Purchase Agreement, as either may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 Bridge Subordinated Debt means the subordinated bridge loans, the notes issued pursuant to the Note Purchase Agreement and related indenture or any notes issued in exchange for such notes pursuant to the Bridge Loan Agreement.

                 Change of Control means, (a) at any time prior to an initial Public Offering by the Company, Investcorp and Investcorp's Affiliates together cease to own, directly or indirectly, in the aggregate, a majority of the issued and outstanding voting capital stock of the Company (any such indirect ownership of the voting capital stock of the Company to be measured by multiplying (i) Investcorp's and Investcorp's Affiliates' aggregate percentage interest in the voting power of the voting stock of any other Person which holds voting stock

                       CSK Group, Ltd. Series A Indenture
of the Company by (ii) the percentage interest of the voting stock of the Company held, directly or indirectly, by such other Person), and (b) at any time after an initial Public Offering by the Company, if any Person (other than (w) Investcorp, any of Investcorp's Affiliates, The Carmel Trust, any member of The Carmel Group and any Person that is a member of senior management of the Company, (x) any entity the majority of the equity ownership interests of which is owned by Investcorp, any of Investcorp's Affiliates, The Carmel Trust, any member of The Carmel Group or members of senior management of the Company, (y) any Person acting in the capacity of an underwriter, and (z) any transferee who acquires either directly or indirectly voting stock of the Company from The Carmel Trust or any member of The Carmel Group (except to the extent such transferee's shares were acquired on the public market)) whether singly or in concert with one or more Persons, directly or indirectly, acquires 35% or more, on a fully diluted basis, of the outstanding voting stock of the Company (excluding, for purposes of such determination, the percentage, on a fully diluted basis, of the voting stock of the Company outstanding on the date hereof and owned, directly or indirectly, by such Person or Persons).

                 Change of Control Date has the meaning specified in Section
9.13.

                 Change of Control Offer has the meaning specified in Section 9.13.

                 Change of Control Payment Date has the meaning specified in
Section 9.13.

                 Commission means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing, the body performing its duties at such time.

                 Company means CSK Group, Ltd., a Delaware corporation, and any corporation that succeeds to CSK Group, Ltd. or any successor corporation pursuant to the provisions of Article Seven, and thereafter "Company" shall mean such successor corporation.

                 Company Order or Company Request means a written order or request signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                 Consolidated EBITDA means, for any period, the consolidated net income of the Company and its Subsidiaries for such period, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) taxes measured by income, (b) interest expense, amortization or write-off of debt discount, debt issuance, warrant and other equity issuance costs and commissions, discounts, redemption premium and other fees and charges associated with Indebtedness under the Senior Credit Facility, Series A Notes, Series B Notes, the Bridge Subordinated Debt or any other Indebtedness of the Company or its Subsidiaries permitted hereunder (including the acquisition or repayment thereof), (c) cost of surety bonds, (d) depreciation and amortization

                       CSK Group, Ltd. Series A Indenture
expense, (e) amortization of inventory write-up under APB 16, amortization of intangibles (including, but not limited to, goodwill and costs of interest-rate caps) and organization costs, (f) non-cash amortization of financing leases, and (g) any other write-downs, write-offs, minority interests and other non-cash charges in determining such consolidated net income for such period.

                 Credit Agreement means the credit agreement dated as of October 30, 1996, among Operating Company, The Chase Manhattan Bank as Administrative Agent, Lehman Commercial Paper Inc., as Documentation Agent and Chase Securities Inc., as Arranger, and the financial institutions which are parties thereto from time to time, as amended from time to time including amendments increasing the principal thereunder.

                 Custodian means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 Defaulted Interest has the meaning specified in Section 2.08.

                 Event of Default has the meaning specified in Section 4.01.

                 Fiscal Year of the Company means the fiscal year of the Company in effect at the time of any determination thereof.

                 GAAP means generally accepted accounting principles in effect in the United States of America on the date of this Indenture.

                 Holder means a Person in whose name at the time of any determination thereof a particular Series A Note is registered on the Series A Note Register.

                 Indebtedness means the principal of and premium, if any, and interest on, any of the following, whether outstanding at the date hereof or hereafter incurred, created, assumed or guarantied:

                 (a) all indebtedness of the Company for borrowed money (including any indebtedness secured by a Lien that is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (ii) existing on property at the time of acquisition thereof);

                 (b) all indebtedness and liabilities of the Company evidenced by notes, Series A Notes, Series B Notes, bonds or other securities sold by the Company for value;

                 (c) all liabilities under letters of credit issued for the account of the Company, including without limitation reimbursement obligations;

                 (d) all obligations of the Company under capital leases (the capitalized amount of which is being deemed "principal" for purposes of this definition);

                       CSK Group, Ltd. Series A Indenture

                 (e) all indebtedness and liabilities of others of the kinds described in any of the preceding clauses (a), (b) and (c) and all lease obligations of others of the kind described in the preceding clause (d) or the following clause (f) assumed by or guarantied in any manner by the Company or in effect guarantied by the Company through an agreement to purchase, contingent or otherwise;

                 (f) all Interest Swap Obligations in respect of Indebtedness referred to in clause (a); and

                 (g) all renewals, extensions and refundings of indebtedness and liabilities of the kinds described in any of the preceding clauses (a), (b), (c), (e) and (f) and all renewals, extensions and refundings of lease obligations of the kinds described in either of the preceding clauses
(d) and (e),

provided, however, that "Indebtedness" shall not in any event include (i) trade and other accounts payable and accrued expenses payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and (ii) letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance.

                 Indenture means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

                 Interest Coverage Ratio means, on the last day of any fiscal quarter of the Company, the ratio of (a) Consolidated EBITDA for the period of four fiscal quarters ending on such day (or, if shorter, the period commencing on the first day of the first fiscal quarter commencing on or after the date of this Indenture and ending on such day) to (b) cash interest expense (including fees payable on account of letters of credit and in respect of surety bonds, but excluding, to the extent included in interest expense in accordance with GAAP, amortization of interest rate caps and debt discount (including discount of liabilities and reserves established under APB 16), costs of debt issuance and interest expense on customer deposits) for such period net of interest income, in each case on a consolidated basis for the Company and its Subsidiaries.

                 Interest Payment Date means each date on which payment of interest is due in respect of the Series A Notes in accordance with the terms thereof, and shall be April 30 and October 31 in each year, commencing April 30, 1997.
                 Interest Swap Obligations means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notational amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notational amount.

                       CSK Group, Ltd. Series A Indenture

                 Investcorp means INVESTCORP S.A., a company organized under the laws of Luxembourg and as of the date hereof having an address at 37 rue Notre Dame, Luxembourg.

                 Investcorp's Affiliates means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, Investcorp or (b) any Person who is a director or officer (i) of Investcorp, (ii) of any wholly-owned Subsidiary of Investcorp or (iii) of any Person described in clause (a) above or (c) any Person which is a transferee of any such Person described in clause (a) above, is a company incorporated in the Cayman Islands and with which Investcorp or one of its affiliates has an administrative relationship. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, (A) to vote more than 50% of the securities having ordinary voting power for the election of directors of such person, whether by ownership of securities, contract, proxy or otherwise, or (B) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

                 Lien means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                 Maturity, when used with respect to any Series A Note, means the date on which the principal of such Series A Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 Note Purchase Agreement means the Purchase Agreement dated October 23, 1996 among Operating Company and Donaldson, Lufkin & Jenrette Securities Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and related indenture as either may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                 Officers' Certificate means a certificate signed by the Chairman of the Board, a Vice Chairman, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Chief Financial Officer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

                 Operating Company means CSK Auto, Inc. (formerly known as Northern Automotive Corporation), an Arizona Corporation, and its successors and assigns.

                 Opinion of Counsel means an opinion in writing signed by legal counsel acceptable to the Trustee.

                       CSK Group, Ltd. Series A Indenture

                 Outstanding, when used with reference to Series A Notes, means, as of the date of determination, all Series A Notes authenticated and delivered by the Trustee under this Indenture, except:

                 (a) Series A Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Series A Notes, or portions thereof, for the payment or redemption of which funds in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Series A Notes are to be redeemed, notice of such redemption shall have been given pursuant to this Indenture or provision satisfactory to the Trustee shall have been made for giving such notice; and

                 (c) Series A Notes in exchange for which, or in lieu of, other Series A Notes which shall have been authenticated and delivered pursuant to the terms of Section 2.07 unless proof satisfactory to the Trustee is presented that any such Series A Notes are held by bona fide holders in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series A Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Series A Notes owned by the Company, any other obligor on the Series A Notes or any Subsidiary of the Company shall be deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series A Notes that the Trustee knows to be so owned shall be so disregarded. Series A Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Series A Notes and that the pledgee is not the Company or any other obligor on the Series A Notes or a Subsidiary of the Company.

                 Outstanding, when used with reference to Series B Notes, has the meaning set forth in the Series B Indenture.

                 Person means a corporation, an association, a partnership, a joint venture, an organization, a trust, an individual or a government or any agency or political subdivision thereof.

                 Principal Office of the Trustee means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

                 Public Offering means the sale by the Company of at least 25% of its then outstanding voting stock (after giving effect thereto) pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar

                       CSK Group, Ltd. Series A Indenture
forms) filed under the Securities Act of 1933, as amended, and in compliance with all applicable state securities laws.

                 Redemption Date, when used with respect to any Series A Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 Regular Record Date, for the interest payable on any Interest Payment Date, means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                 Responsible Officer means any officer of the Trustee.

                 Senior Credit Facility means the credit facilities under the Credit Agreement, including all obligations of Operating Company and its Subsidiaries to be incurred thereunder, and, any related notes, collateral documents, letter of credit applications and guaranties, and any increases, renewals, extensions, refundings, deferrals, restructurings, amendments, modifications, replacements or refinancings of any of the foregoing (whether or not provided by the lenders under the original Credit Agreement).

                 Senior Indebtedness means, whether now existing or hereafter incurred, (a) guaranties by the Company of Indebtedness and other monetary obligations of Operating Company under the Senior Credit Facility pursuant to the Holdings Guarantee Holdings Pledge Agreement (as defined in the Credit Agreement pursuant to which the Senior Credit Facility is provided), (b) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guaranty up to an aggregate principal amount of $200,000,000, (c) obligations of the Company pursuant to any pledge agreements with respect to the capital stock of Operating Company owned by the Company to support the guaranties described in clause (a) above, and (d) any Interest Swap Obligations related to payment obligations on Indebtedness in respect of the Senior Credit Facility incurred by the Company or any Significant Subsidiary or guaranteed by the Company; unless, in the case of (a), (b), (c) or (d), by the terms of the instrument creating, governing or evidencing such indebtedness, obligation or guaranty, it is provided that such indebtedness, obligation or guaranty is not senior or superior in right of payment to both the Series A Notes and Series B Notes; and provided that Senior Indebtedness shall not include any indebtedness, obligation or guaranty of the Company (i) to or in favor of any Subsidiary of the Company, (ii) to trade creditors for materials and supplies purchased in the ordinary course of business (iii) to any Person arising out of any lawsuit against the Company or any of its Subsidiaries, including any settlement thereof or (iv) evidenced by the Series A Notes or the Series B Notes. If any Senior Indebtedness under the Senior Credit Facility is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of the Bankruptcy Law or any applicable state fraudulent conveyance law, it shall nevertheless constitute Senior Indebtedness.

                 Senior Lender means the Person or Persons to whom the Company is obligated under any Senior Indebtedness on any date.

                       CSK Group, Ltd. Series A Indenture

                 Series A Notes has the meaning specified in the Recitals hereto.

                 Series A Note Register and Series A Note Registrar have the respective meanings specified in Section 2.06.

                 Series B Indenture means that certain Indenture dated October 30, 1996 as originally executed or, if amended or supplemented as therein provided, as so amended or supplemented.

                 Series B Holder means a Person in whose name at the time of any determination thereof a particular Series B Note is registered on the Series B Note Register.

                 Series B Note Register means the Series B Note Register maintained pursuant to the Series B Indenture.

                 Series B Notes means the 12% Subordinated Series B Notes due October 31, 2008 issued under the Series B Indenture.

                 Significant Subsidiary means, on any date, any Subsidiary of the Company (a) the book value of the assets of which amounts to 10% or more of the book value of the consolidated total assets of the Company and its consolidated Subsidiaries taken as a whole, or (b) the revenues of which for the most recent fiscal quarter amount to 10% or more of the consolidated revenues of the Company and its consolidated Subsidiaries for such quarter, in each case as determined in accordance with GAAP on the basis of the Company's most recently available consolidated financial statements.

                 Special Record Date, for the payment of any Defaulted Interest, means a date fixed by the Trustee pursuant to Section 2.08.

                 Stated Maturity means the date specified in the Series A Notes as the fixed date on which the principal of the Series A Notes is due and payable in full.

                 Subsidiary, with respect to any Person, means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                 The Carmel Trust means The Carmel Trust, a trust governed by the laws of Canada.

                 The Carmel Group means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, The Carmel Trust, (b) any Person who is (i) a beneficiary or trustee of The Carmel Trust, (ii) an officer or director of any Company of which The Carmel Trust owns 100% of the voting stock or (iii) an officer or

                       CSK Group, Ltd. Series A Indenture
director of any Person described in clause (a) above. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly,
(A) to vote more than 50% of the securities having ordinary voting power for the election of directors of such person, whether by ownership of securities, contract, proxy or otherwise, or (B) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

                 Trustee means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the provisions of Article Five, and thereafter "Trustee" shall mean such successor Trustee.

SECTION 1.02.  COMPLIANCE CERTIFICATE AND OPINIONS.

                 Except for requests for authentication, upon any application or request by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee (a) an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents specifically is required by any provision of this Indenture relating to such particular application or request no additional certificate or opinion shall be requested by the Trustee.

SECTION 1.03.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                 In any case where several matters are required to be certified by or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by or covered by the opinion of only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous and provided that the Person issuing the certificate or opinion or representation is authorized to issue the certificate or opinion or representation on behalf of the Person in respect of which such certificate or opinion or representation is issued.

                       CSK Group, Ltd. Series A Indenture

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.  ACTS OF HOLDERS.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required by this Indenture, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) herein sometimes are referred to as the "Act" of the Holders (or "Act of the Series B Holders") signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.04.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate also shall constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, also may be proved in any other reasonable manner that the Trustee deems sufficient.

                 (c) The ownership of Series A Notes shall be proved by the Series A Note Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holder of any Series A Note shall bind every future Holder of the same Series A Note and the Holder of every Series A
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Series A Note.

                 (e) Upon the Trustee's request, the Company shall certify as to the identity of the then-current trustee under the Series B Indenture. For all purposes of this Indenture, the certification of that trustee as to the Act of the Series B Holders shall be conclusive.

                       CSK Group, Ltd. Series A Indenture

SECTION 1.05.  NOTICES, ETC., TO TRUSTEE AND COMPANY.

                 Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (a) the Trustee by any Holder or the Company or the trustee under the Series B Indenture shall be sufficient for every purpose hereunder if in writing and sent to the Trustee, care of The Trump Group, by personal delivery, overnight courier or first-class mail, postage prepaid, return receipt requested, at 4 Stagecoach Run, East Brunswick N.J. 08816, or by telecopier at (908) 390-3319, in each case sent to James Lieb or his designee, with a copy to Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166-0193, or by telecopier at (212) 351-4035, in each case addressed to the attention of Charles Marquis, Esq., and with copies to INVESTCORP International Inc., 280 Park Avenue, 37th Floor West, New York, New York 10017, or by telecopier (212) 983-7073 in each case addressed to the attention of Jon P. Hedley or his designee or such other address or telecopier number as is set forth in a notice theretofore given by the Trustee to the Holders, the trustee under the Series B Indenture and the Company,

                 (b) the Company by the Trustee, the trustee under the Series B Indenture, or any Holder shall be sufficient for every purpose hereunder if in writing and sent to the Company by personal delivery, overnight courier or first-class mail, postage prepaid, return receipt requested, at 645
E. Missouri Avenue, Phoenix, Arizona 85012, or by telecopier (602) 234-1713, in each case sent to the President, with a copy to Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166-0193, or by telecopier at (212) 351-4035, in each case addressed to the attention of Charles Marquis, Esq., and with copies to INVESTCORP International Inc., 280 Park Avenue, 37th Floor West, New York, New York 10017, or by telecopier (212) 983-7073 in each case addressed to the attention of Jon P. Hedley or his designee, and to The Carmel Trust, care of The Trump Group, by personal delivery, overnight courier or first-class mail, postage prepaid, return receipt requested, at 4 Stagecoach Run, East Brunswick N.J. 08816, or by telecopier at (908) 390-3319, in each case sent to James Lieb or his designee, or at such other address or telecopier number, or to such other Person's attention, as is set forth in a notice theretofore given by the Company to the Trustee, the trustee under the Series B Indenture and the Holders, or

                 (c) the trustee under the Series B Indenture by the Trustee, the Company or any Holder shall be sufficient for every purpose hereunder if in writing and sent to trustee under the Series B Indenture in care of AMACO N.V. by personal delivery, overnight courier or first-class mail, postage prepaid, return receipt requested, at P.O. Box 3141, Kaya Jombi Mensing #36, Curacao, Netherlands Antilles, or by telecopier at 599-9-615-392, with a copy to Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166-0193, or by telecopier at (212) 351-4035, in each case addressed to the attention of Charles Marquis, Esq., and with copies to INVESTCORP International Inc., 280 Park Avenue, 37th Floor West, New York, New York 10017, or by telecopier (212) 983-7073 in each case addressed to the attention of Jon P. Hedley or his designee, and to The Carmel Trust, care of The Trump

                       CSK Group, Ltd. Series A Indenture

Group, by personal delivery, overnight courier or first-class mail, postage prepaid, return receipt requested, at 4 Stagecoach Run, East Brunswick N.J. 08816, or by telecopier at (908) 390-3319, in each case sent to James Lieb or his designee or at such other address or telecopier number, or to such other Person's attention, as is set forth in a notice theretofore given by the trustee under the Series B Indenture to the Company, the Trustee and the Holders.

SECTION 1.06.  NOTICE TO HOLDERS; WAIVER.

                 Where this Indenture provides for notice of any event or report to Holders, such notice or report shall be deemed to have been given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, return receipt requested, to each Holder affected thereby, at his address as it appears in the Series A Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or report. In any case where notice to Holders is to be given, neither the failure to send such notice, nor any defect in any notice, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.07.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                 The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only and are not to be considered a part hereof and in no way shall modify or restrict any of the terms or provisions hereof.

SECTION 1.08.  SUCCESSORS AND ASSIGNS.

                 All the covenants and agreements of the Company in this Indenture shall bind its successors and assigns whether so expressed or not.

SECTION 1.09.  SEPARABILITY CLAUSE.

                 If any provision of this Indenture or in the Series A Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

                       CSK Group, Ltd. Series A Indenture

SECTION 1.10.  BENEFITS OF INDENTURE.

                 Nothing in this Indenture or in the Series A Notes, express or implied, shall give any Person any benefit or any legal or equitable right, remedy or claim under this Indenture, other than the parties hereto (and except for holders of Senior Indebtedness, who shall be third party beneficiaries of this Indenture, and also except for Series B Holders to the extent of rights or benefits specifically set forth herein as inuring to Series B Holders), any paying agent, any Series A Note Registrar and their successors hereunder and the Holders of Series A Notes.

SECTION 1.11.  GOVERNING LAW; JURISDICTION.

                 THIS INDENTURE AND EACH SERIES A NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE. Any claim arising under this Indenture shall be brought only in a state or Federal court in the City of New York, State of New York, and the Company, the Trustee and any Holders of Series A Notes issued pursuant to this Indenture hereby consent to the exercise of the jurisdiction by any such court.

SECTION 1.12.  EXECUTION IN COUNTERPARTS.

                 This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute but one and the same instrument.

SECTION 1.13.  LEGAL HOLIDAYS.

                 In any case where any Interest Payment Date, Redemption Date or Change of Control Payment Date or the Stated Maturity of any Series A Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Series A Notes) payment of principal of or premium, if any, or interest on any Series A Note due on such date need not be made or effected on such date but may be made or effected on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Change of Control Payment Date or at the Stated Maturity, provided that no interest shall accrue with respect to the payment of principal, premium, if any, or interest that is due on such Interest Payment Date, Redemption Date, Change of Control Payment Date or Stated Maturity, as the case may be, from such date until such next succeeding Business Day.

SECTION 1.14  PARI PASSU PAYMENTS TO SERIES B NOTES

                 The Series A Notes and Series B Notes are pari passu, subject to the provisions of this Section. Notwithstanding anything in this Indenture or any Series A Note to the contrary, all payments of principal on Outstanding Series A Notes (including

                       CSK Group, Ltd. Series A Indenture

Outstanding Additional Series A Notes) under this Indenture shall be paid on a dollar-for-dollar basis with all payments of principal on Series B Notes (including Outstanding Additional Series B Notes); provided, however, that if the Holders of the Series A Notes have declined to be redeemed to the fullest extent permitted under Section 9.13 of this Indenture upon any Change of Control, then principal on the Outstanding Series A Notes (including Outstanding Additional Series A Notes) and on the Outstanding Series B Notes (including Outstanding Additional Series B Notes) thereafter shall be paid pro rata (rather than on a dollar-for-dollar basis) among the holders of such Series A Notes or Series B Notes in the proportion that the aggregate amount of principal due under such Series A Notes (including Outstanding Additional Series A Notes) or Series B Notes (including Outstanding Additional Series B Notes) held by the holder thereof bears to the combined aggregate amount of principal due under both the Series A Notes (including Outstanding Additional Series A Notes) and the Series B Notes (including Outstanding Additional Series
B Notes).   Thereafter the Series B Notes which remain Outstanding shall be retired in accordance with the Series B Indenture.

                 Any payment upon the Series B Notes in violation of this Section or any other Section of this Indenture impresses a constructive trust upon the recipients of such payment in an aggregate amount equal to the portion of such aggregate payment required to have been paid upon the Outstanding Series A Notes under this Section or such other applicable Section, which trust may be enforced by the Trustee on behalf of the Outstanding Series A Notes.

                                  ARTICLE TWO
                               THE SERIES A NOTES

SECTION 2.01.  FORMS GENERALLY.

                 The Series A Notes and the Trustee's certificate of authentication to be borne by the Series A Notes shall be in substantially the form set forth on Exhibit A, which is hereby incorporated in and made a part of this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series A Notes, as evidenced by their execution of the Series A Notes. Any portion of the text of any Series A Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Series A Note.

                 The definitive Series A Notes may be typed, printed, lithographed or engraved or produced by any combination of these methods, but if listed on any securities exchange shall be produced in a manner permitted by the rules of any such securities exchange, all as may be determined by the officers executing such Series A Notes, as evidenced by their execution of such Series A Notes.

                       CSK Group, Ltd. Series A Indenture

SECTION 2.02.  TITLE AND TERMS.

                 The Series A Notes shall be designated as "12% Subordinated Series A Notes due October 31, 2008." Series A Notes in the principal amount specified in the Company Order referred to in the third paragraph of Section
2.04 may be executed by the Company and delivered to the Trustee for authentication upon the execution of this Indenture, or from time to time thereafter, and the Trustee thereupon shall authenticate and deliver such Series A Notes as provided in such Company Order; provided that the aggregate principal amount of all Series A Notes at any time Outstanding (except for Series A Notes issued in lieu of or in substitution for destroyed, lost or stolen Series A Notes as provided in Section 2.07) shall not exceed $10,000,000 plus the aggregate principal amount of Additional Series A Notes issued by the Company pursuant to the terms hereof in respect of interest accrued on outstanding Series A Notes.

SECTION 2.03.  DATE AND DENOMINATION OF SERIES A NOTES; INTEREST; PLACE OF
               PAYMENT.

                 The Stated Maturity of the Series A Notes shall be October 31, 2008, and they shall bear interest at the rate of 12% per annum from the date upon which such Series A Notes are originally issued under this Indenture or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until Maturity. Interest on the Series A Notes shall be computed on the basis of twelve 30-day months and to be paid on the actual number of days elapsed in a 360-day year. Interest shall be paid in cash to the extent that (i) the Operating Company has funds legally available to pay cash dividends on its preferred stock and payment of such cash dividends is not prohibited under the Senior Indebtedness or the Bridge Loan Agreement and (ii) the making of such cash interest payment would not directly or indirectly (with the passage of time or giving of notice) cause a default or event of default under the Senior Indebtedness or the Bridge Loan Agreement. To the extent that the cash interest payment required to be made (after giving effect to the preceding sentence) is not sufficient to pay the interest payments due upon any Interest Payment Date under both the Series A Notes and Series B Notes in full in cash, then the cash shall be allocated to the interest payments pro rata among the holders of such Series A Notes or Series B Notes in the proportion that the aggregate amount of interest due under such Series A Notes or Series B Notes held by the holder thereof bears to the combined aggregate amount of interest due under both Series A Notes and Series B Notes. To the extent any interest payment on Series A Notes due upon any Interest Payment Date is not paid in full in cash, the Company shall pay such interest payment by the issuance of Additional Series A Notes having a principal amount equal to the amount of interest not paid in cash on such Interest Payment Date. Interest shall be payable semi-annually in arrears on each April 30 and October 31, commencing April 30, 1997 and at Maturity. Interest shall be payable on any overdue principal and on any overdue interest, to the extent that the payment of such interest shall be legally enforceable, at the rate of 14% per annum.

                 The principal of and premium, if any, and cash interest on the Series A Notes shall be payable, and any Additional Series A Notes shall be issued, at the office of the

                       CSK Group, Ltd. Series A Indenture

Company at the address set forth in the notice provision of this Indenture. To the extent such payments are to be made in cash, such cash payment will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that, at the option of the Company (and provided that comparable payments on Series B Notes are to be paid in such manner), any payments made in cash may be made by check mailed to the Person entitled thereto at his address appearing on the Series A Note Register. Notwithstanding the foregoing, the principal of and premium, if any, and interest, to the extent such interest is to be paid in cash, on any Series A Note (other than the final payment of principal on a Series A Note) at the option of the Holder thereof shall be paid directly to such Holder, by wire transfer of immediately available funds, without presentment, to the address designated by such Holder in writing. Before selling or otherwise transferring any Series A Note, the Holder thereof shall make a notation thereon of the aggregate amount of all payments of principal theretofore made, and of the date to which interest has been paid; the failure of the Holder to do so shall not, however, prejudice the right of the Company to demonstrate the payment of such principal and interest. The issuance of Additional Series A Notes in lieu of the payment of cash as specified herein on any Interest Payment Date shall constitute full payment of accrued and unpaid interest with respect to such Interest Payment Date.

                 The Series A Notes shall be issuable in registered form without coupons in denominations of $1,000 or any integral multiple thereof, or, in the case of Additional Series A Notes, $100 or any integral multiple thereof (or any lesser amount to the extent necessary). Every Series A Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Series A Note.

                 The rate of interest payable on any Series A Note shall in no event exceed the maximum rate permissible under applicable law. If interest would otherwise be payable to the Holder of a Series A Note in excess of the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law; and if the Holder shall ever receive anything of value deemed interest under applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Series A Note and not to payment of interest, or if such excessive interest exceeds the unpaid balance of principal on the Series A Note, such excess shall be refunded to the Company.

SECTION 2.04.  EXECUTION, AUTHENTICATION AND DELIVERY.

                 The Series A Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman, its President or a Vice President, under its corporate seal reproduced thereon attested to by its Secretary or an Assistant Secretary. The signature of any of these officers on the Series A Notes may be manual or facsimile.

                 Series A Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding

                       CSK Group, Ltd. Series A Indenture
that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Series A Notes or did not hold such offices at the date of such Series A Notes.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Series A Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Series A Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Series A Notes as in this Indenture provided and not otherwise. In the case of a Company Order relating to the issuance of Additional Series A Notes, such Company Order shall also demonstrate the computation of the principal amount of Additional Series A Notes issuable to each Holder.

                 No Series A Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Series A Note a certificate of authentication substantially in the form provided for on Exhibit A, manually executed by the Trustee, and such certificate upon any Series A Note shall be conclusive evidence, and the only evidence, that such Series A Note has been duly authenticated and delivered hereunder.

SECTION 2.05.  TEMPORARY SERIES A NOTES.

                 Pending the preparation of definitive Series A Notes, the Company may execute and upon Company Order the Trustee shall authenticate and deliver temporary Series A Notes (which may be printed, lithographed, typewritten or otherwise produced) in any authorized denomination and substantially in the form of the definitive Series A Notes in lieu of which they are issued, but with such appropriate omissions, insertions and variations as the officers executing such Series A Notes may determine, as evidenced by their execution of such Series A Notes. Every such temporary Series A Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Series A Notes. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Series A Notes and thereupon the temporary Series A Notes may be surrendered in exchange for definitive Series A Notes at the Principal Office of the Trustee without charge to the Holder.
Upon surrender for cancellation of any one or more temporary Series A Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange for the temporary Series A Notes an equal aggregate principal amount of definitive Series A Notes. Until so exchanged, the temporary Series A Notes in all respects shall be entitled to the same benefits under this Indenture as definitive Series A Notes.

SECTION 2.06.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                 All of the Series A Notes issued under this Indenture shall be registered as to both principal and interest as specified in the Series A Notes. The Company shall cause to be kept at the Principal Office of the Trustee a register (the "Series A Note Register") in which, subject to such reasonable regulations as the Trustee may prescribe, Series A Notes shall be registered and the transfer of Series A Notes shall be

                       CSK Group, Ltd. Series A Indenture
registered as provided in this Article Two. The Series A Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Trustee hereby is appointed "Series A Note Registrar" for the purpose of registering Series A Notes and transfers of Series A Notes as herein provided.

                 Upon due presentment for registration of transfer of any Series A Note at any such office or agency maintained by the Company for such purpose, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Series A Note or Series A Notes for an equal aggregate principal amount.

                 At the option of the Holder, Series A Notes may be exchanged for a like aggregate principal amount of Series A Notes of other authorized denominations. Series A Notes to be exchanged shall be surrendered at the Principal Office of the Trustee and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Series A Note or Series A Notes which the Holder making the exchange shall be entitled to receive.

                 Every Series A Note presented for registration of transfer or for exchange (if so required by the Company or the Trustee) shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Series A Note Registrar duly executed by, the Holder or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange of Series A Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than an exchange pursuant to Section 2.05, 8.05, 9.13 or 10.08.

                 The Company shall not be required to (a) issue, register the transfer of or exchange any Series A Note during a period beginning at the opening of business 15 days before the day of the mailing of (i) a notice of redemption of Series A Notes selected for redemption or (ii) a Change of Control Offer pursuant to Section 9.13, and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange of any Series A Note selected for redemption or to be repurchased pursuant to Section 9.13, in whole or in part, except the unredeemed or unrepurchased portion of any Series A Note being redeemed or repurchased in part.

                 All Series A Notes issued upon any registration of transfer or exchange of Series A Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Series A Notes surrendered upon such registration of transfer or exchange.

                       CSK Group, Ltd. Series A Indenture

SECTION 2.07.  MUTILATED, DESTROYED, LOST OR STOLEN SERIES A NOTES.

                 If any Series A Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Series A Note, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Series A Note, or in lieu of and in substitution for the Series A Note so destroyed, lost or stolen. In every case the applicant for a substitute Series A Note shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Series A Note and of the ownership thereof.

                 Upon the issuance of any substitute Series A Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense connected therewith. If any Series A Note that has matured or is about to mature or has been called for redemption shall become mutilated or be destroyed, lost or stolen, the Company, instead of issuing a substitute Series A Note, may pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Series A Note) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to them of the destruction, loss or theft of such Series A Note and of the ownership thereof.

                 Every substitute Series A Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Series A Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Series A Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Series A Notes duly issued hereunder.

                 To the extent permitted by law, all Series A Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Series A Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.08.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                 Interest on any Series A Note that is payable (including, without limitation, by issuance of Additional Series A Notes), and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Series A Note is registered at the close of business on the Regular Record Date for such interest.

                       CSK Group, Ltd. Series A Indenture

                 Any interest on any Series A Note that is payable (including, without limitation, by issuance of Additional Series A Notes), but is not punctually paid or otherwise duly provided for, on any Interest Payment Date ("Defaulted Interest") forthwith will cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                 (a) The Company may elect to make payment (including, without limitation, by issuance of Additional Series A Notes) any Defaulted Interest to the Persons in whose names the Series A Notes are registered on the Series A Note Register at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Series A Note and of the proposed payment date. At the same time the Company shall deposit with the Trustee funds in an amount (or, to the extent so provided herein, Additional Series A Notes in a principal amount) equal to the aggregate amount of Defaulted Interest proposed to be paid, or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such funds (or Additional Series A Notes) when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee promptly shall notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid to each Holder at his address as it appears on the Series A Note Register, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Series A Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                 (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Notes may be listed, and upon such notice as may be required by such exchange if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 2.08, each Series A Note delivered under this Indenture upon registration of transfer or in exchange for or in lieu of any other Series A Note shall carry the rights of interest accrued and unpaid, and to accrue, that were carried by such other Series A Note.

                       CSK Group, Ltd. Series A Indenture

SECTION 2.09.  PERSONS DEEMED OWNERS.

                 Prior to due presentment of a Series A Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Series A Note is registered as the owner of such Series A Note for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 2.08) interest on such Series A Note and for all other purposes whatsoever, whether or not the interest, premium, if any, or principal of such Series A Note shall be or have become due, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.10.  CANCELLATION.

                 All Series A Notes surrendered for payment, redemption, exchange or registration of transfer, if surrendered to any Person other than the Trustee, shall be surrendered to the Trustee and promptly canceled by it. The Company at any time may deliver to the Trustee for cancellation any Series A Note previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Series A Notes so delivered promptly shall be canceled by the Trustee. No Series A Note shall be issued in lieu of or in exchange for any Series A Note canceled as provided in this
Section 2.10, except as expressly permitted by this Indenture. All canceled Series A Notes held by the Trustee shall be disposed of as directed by a Company Order. If the Company shall acquire any of the Series A Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Series A Notes unless and until the same are delivered to the Trustee for cancellation.

                                 ARTICLE THREE
                           SATISFACTION AND DISCHARGE

SECTION 3.01.  SATISFACTION AND DISCHARGE OF INDENTURE.

                 This Indenture upon Company Request shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Series A Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute such instruments as the Company reasonably may request acknowledging satisfaction and discharge of this Indenture, when:

                 (a)      either

                          (i)     all Series A Notes theretofore authenticated
and delivered (other than (A) Series A Notes that have been exchanged, mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07 and (B) Series A Notes for whose payment funds theretofore have been deposited in trust or segregated and held in trust

                       CSK Group, Ltd. Series A Indenture
by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

                          (ii)    all such Series A Notes not theretofore
delivered to the Trustee for cancellation

                                  (A)      have become due and payable,

                                  (B)      will become due and payable at their
Stated Maturity within one year, or

                                  (C)      are to be called for redemption
within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited in accordance with this Indenture with the Trustee as trust funds an amount sufficient to pay and discharge the entire indebtedness on such Series A Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Series A Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (b) the Company has paid or caused to be paid all other amounts payable hereunder by the Company in accordance with this Indenture; and

                 (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.07, the obligations of the Trustee to any Authenticating Agent under Section 5.12 and, if funds shall have been deposited with the Trustee pursuant to Section 3.01(a), the obligations of the Trustee under Section 3.02 and the last paragraph of Section 9.03 shall survive.

SECTION 3.02.  APPLICATION OF TRUST FUNDS.

                 Subject to the provisions of Section 9.03, all funds deposited with the Trustee pursuant to Section 3.01 shall be held in trust and applied by it, in accordance with the provisions of the Series A Notes and this Indenture, to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such funds have been deposited with the Trustee.

                       CSK Group, Ltd. Series A Indenture

                                  ARTICLE FOUR
                                    REMEDIES

SECTION 4.01.  EVENTS OF DEFAULT.

                 "Event of Default," wherever used herein, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of any interest (including interest payable by the issuance of Additional Series A Notes pursuant to
Section 2.03) on any Series A Note when such interest becomes due and payable, and continuance of such default for a period of 30 days;

                 (b) default in the payment of the principal of or premium, if any, on any Series A Note at Maturity;

                 (c) default in the deposit of any payment when due pursuant to the provisions of Section 9.13 or 10.06;

                 (d) failure on the part of the Company duly to observe or perform any of the covenants or agreements on the part of the Company to be performed and set forth in Section 9.12 which continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to the Company and the Trustee by the Holders of at least 40% in aggregate principal amount of the Series A Notes at the time Outstanding, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (e) a default under any bond, debenture, or other evidence of Indebtedness of the Company (other than the Series A Notes and Series B Notes) or any Significant Subsidiary, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced Indebtedness for money borrowed by the Company or such Significant Subsidiary (including without limitation the Senior Credit Facility), whether such Indebtedness now exists or hereafter shall be created, which Indebtedness has a principal amount of $50,000,000 or more, and which default has resulted in such Indebtedness being declared due and payable, without such acceleration having been rescinded or annulled;

                 (f) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company set forth in the Notes or in this Indenture which continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to the Company and the Trustee by the Holders of at least 40% in aggregate principal amount of the Series A Notes at the time Outstanding, a

                       CSK Group, Ltd. Series A Indenture
written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (g) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                                  (A)      commences a voluntary case or
         proceeding;

                                  (B)      consents to the entry of an order
         for relief against it in an involuntary case or proceeding;

                                  (C)      consents to the appointment of a
         Custodian of it or for all or substantially all of its property; or

                                  (D)      makes a general assignment for the
         benefit of its creditors; or

                                  (E)      admits in writing its inability to
         pay its debts generally as they become due;

                 (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                  (A)      is for relief against the Company or
         any Significant Subsidiary in an involuntary case or proceeding;

                                  (B)      appoints a Custodian of the Company
         or any Significant Subsidiary or for all or substantially all of their respective properties; or

                                  (C)      orders the liquidation of the
         Company or any Significant Subsidiary;

                 (i) default in the payment of any interest (including interest payable by the issuance of Additional Series B Notes pursuant to the Series B Indenture) on any Series B Note when such interest becomes due and payable, and continuance of such default for a period of 30 days; and

                 (j) if the principal of and premium, if any, and the accrued interest on all of the Series B Notes has been declared immediately due and payable due to an Event of Default under the Series B Indenture, and, in each case under clause (g) or (h), such order or decree remains unstayed, undismissed, undischarged or unbonded and in effect for 60 days.

                       CSK Group, Ltd. Series A Indenture

SECTION 4.02.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                 If an Event of Default occurs under clause (g), (h) or (j) of
Section 4.01, then the principal of and premium, if any, and the accrued interest on all the Series A Notes shall become due and payable in cash immediately. If any other Event of Default occurs and is continuing, then, and in every such case, the Holders of not less than 40% in aggregate principal amount of the Series A Notes then Outstanding, by notice in writing to the Company and to the Trustee, may declare the principal amount of all the Series A Notes to be due and payable in cash, and upon any such declaration such principal amount shall become due and payable upon receipt by the Company and the Trustee of such written notice given hereunder.

                 At any time after such a declaration of acceleration has been made and before a judgment or decree for the payment of the amount due has been obtained by the Trustee as hereinafter provided in this Article Four, the Holders of a majority in aggregate principal amount of the Outstanding Series A Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                 (a) the Company has paid or deposited with the Trustee a sum (or Additional Series A Notes to the extent any such amount was originally payable by the issuance of Additional Series A Notes pursuant to Section 2.03) sufficient to pay:

                          (i)     the amount of all overdue installments of
interest on all Series A Notes in the case of an Event of Default specified in
Section 4.01(a),

                          (ii)    the principal of and premium, if any, on all
Series A Notes that have become due to the extent such amounts have become due otherwise than by such declaration of acceleration, and interest thereon (to the extent that payment of such interest is lawful) at the applicable rate provided in Section 2.03 in the case of an Event of Default specified in
Section 4.01(b),

                          (iii)   to the extent that payment of such interest
is lawful, interest upon overdue interest at the applicable rate provided in
Section 2.03, and

                          (iv)    all sums paid or advanced by the Trustee
hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (b) all Events of Default, other than the nonpayment of the principal of Series A Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.

                 No such rescission shall affect any subsequent default or impair any right consequent thereon.

                       CSK Group, Ltd. Series A Indenture

SECTION 4.03.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY THE
               TRUSTEE.

                 The Company covenants that if:

                 (a) default is made in the payment of interest on any Series A Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (b) default is made in the payment of the principal of or premium, if any, on any Series A Note at the Maturity thereof,

the Company, upon demand of the Trustee, will pay to the Trustee in accordance with this Indenture, for the benefit of the Holders of such Series A Notes, the defaulted amount then due and payable on such Series A Notes for principal, premium, if any, and interest, with interest (to the extent that payment of interest on overdue interest is enforceable under applicable law) upon overdue interest, at the applicable rate provided in Section 2.03, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, at the request of the Holders of a majority in aggregate principal amount of the Outstanding Series A Notes, will institute a judicial proceeding for the collection of the sums so due and unpaid, will prosecute such proceeding to judgment or final decree and will enforce against the Company or any other obligor on the Series A Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor on the Series A Notes, wherever situated.

                 If an Event of Default occurs and is continuing, the Trustee at the request of the Holders of not less than 40% in aggregate principal amount of the Outstanding Series A Notes will proceed to protect and enforce its rights and the rights of the Holders by such judicial proceedings as such Holders shall request to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 4.04.  TRUSTEE MAY FILE PROOFS OF CLAIM.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor on the Series A Notes or the property of the Company or of such other obligor or their creditors, the Trustee, irrespective of whether the principal of the Series A Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, at the

                       CSK Group, Ltd. Series A Indenture
request of a majority in aggregate principal amount of the Outstanding Series A Notes, by intervention in such proceedings or otherwise:

                 (a) will file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Series A Notes and file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings; and

                 (b) will collect and receive any funds or other property payable or deliverable on any such claims and distribute the same;

and any Custodian or similar official in any such judicial proceeding hereby is authorized by each Holder to make such payments to the Trustee and, in the event that such payments shall be made directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Series A Notes or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 4.05.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SERIES A NOTES.

                 All rights of action and claims under this Indenture or the Series A Notes may be prosecuted and enforced by the Trustee without the possession of any of the Series A Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of the Holders of the Series A Notes in respect of which such judgment has been recovered.

SECTION 4.06.  APPLICATION OF FUNDS COLLECTED.

                 Any funds and Additional Series A Notes collected by the Trustee pursuant to this Article Four shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such funds on account of principal, premium, if any, or interest, upon presentation of the Series A Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                       CSK Group, Ltd. Series A Indenture

                 First:  to the payment of all amounts due the Trustee under
Section 5.07;

                 Second: subject to Article 11 hereof, to the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Series A Notes in respect of which or for the benefit of which such funds have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Series A Notes for principal, premium, if any, and interest, respectively; and

                 Third:  the balance, if any, to the Company.

SECTION 4.07.  LIMITATION ON SUITS.

                 No Holder of a Series A Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (a) such Holder previously has given to the Trustee written notice of a continuing Event of Default;

                 (b) the Holders of not less than 40% in aggregate principal amount of the Outstanding Series A Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than 40% in aggregate principal amount of the Outstanding Series A Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority or preference over any other Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 4.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                 Notwithstanding any other provision in this Indenture (other than Section 1.14), the Holder of any Series A Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to

                       CSK Group, Ltd. Series A Indenture

Section 2.08) interest on such Series A Note at Maturity, or on the applicable Interest Payment Date, as the case may be, as provided in this Indenture (or, in the case of redemption or repurchase in conformity with Section 9.13, on the Redemption Date or the Change of Control Payment Date, respectively), and to institute suit for the enforcement of any such payment and such rights shall not be impaired or affected without the consent of such Holder.

SECTION 4.09.  RESTORATION OF RIGHTS AND REMEDIES.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 4.10.  RIGHTS AND REMEDIES CUMULATIVE.

                 No right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 4.11.  DELAY OR OMISSION NOT WAIVER.

                 No delay or omission on the part of the Trustee or of any Holder of any Series A Note to exercise any right or power accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Four or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by or at the direction of the Holders.

SECTION 4.12.  CONTROL BY HOLDERS.

                 The Holders of not less than 40% in aggregate principal amount of the Outstanding Series A Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee shall not take any actions under this Article Four except for actions taken to implement the instructions of the Holders.

                       CSK Group, Ltd. Series A Indenture

SECTION 4.13.  WAIVER OF PAST DEFAULTS.

                 The Holders of a majority in aggregate principal amount of the Outstanding Series A Notes on behalf of the Holders of all of the Series A Notes may waive any past default hereunder and its consequences except a default

                 (a) in the payment of the principal of or premium, if any, or interest on any Series A Note, or

                 (b) in respect of a covenant or provision hereof that under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Series A Note affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 No such waiver as to any default in any provision inuring to the benefit of the Series B Holders shall be effective without the consent of Series B Holders having a majority in aggregate principal amount of Outstanding Series B Notes.

SECTION 4.14.  UNDERTAKING FOR COSTS.

                 All parties to this Indenture agree, and each Holder of any Series A Note by his acceptance thereof shall be deemed to have agreed, that any court in its discretion may require, as a condition to initiating or maintaining any suit for the enforcement of any right or remedy under this Indenture or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 4.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 40% in principal amount of the Outstanding Series A Notes or to any suit instituted by any Holder pursuant to Section 4.07 hereof for the enforcement of the payment of the principal of or premium, if any, or interest on any Series A Note on or after the Stated Maturity, or on the applicable Interest Payment Date, as the case may be, as provided in this Indenture (or, in the case of redemption or repurchase, on or after the Redemption Date or Change of Control Payment Date).

SECTION 4.15.  WAIVER OF STAY OR EXTENSION LAWS.

                 The Company covenants (to the extent that it lawfully may do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or

                       CSK Group, Ltd. Series A Indenture
advantage of any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it lawfully may do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE
                                  THE TRUSTEE

SECTION 5.01.  CERTAIN DUTIES AND RESPONSIBILITIES.

                 (a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                 (b) In the absence of bad faith on its part, the Trustee conclusively may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions that by any provision hereof specifically are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

                          (i)     this Section 5.01(c) shall not be construed
to limit the effect of Section 5.01(a) or 5.01(b);

                          (ii)    the Trustee shall not be liable for any error
of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

                          (iii)   the Trustee shall not be liable with respect
to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Series A Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                          (iv)    no provision of this Indenture shall require
the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have

                       CSK Group, Ltd. Series A Indenture
reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

SECTION 5.02.  NOTICE OF DEFAULTS.

                 Within 60 days after learning of the occurrence of a default hereunder, the Trustee shall mail to all Holders, as their names and addresses appear in the Series A Note Register, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice. For the purpose of this Section 5.02, the term "default" means any event that is, or after notice or lapse of time would become, an Event of Default.

SECTION 5.03.  CERTAIN RIGHTS OF TRUSTEE.

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, Series A Note, Series B Note, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                 (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of a majority of the entire Board of Directors may be evidenced by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

                 (c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed), in the absence of gross negligence or bad faith on its part, may rely on an Officers' Certificate.

                 (d) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in complying with such request, order or direction.

                       CSK Group, Ltd. Series A Indenture

                 (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, debenture, note, Series A Note, Series B Note, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                 (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

SECTION 5.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SERIES A NOTES.

                 The recitals contained herein and in the Series A Notes (except the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Series A Notes. The Trustee shall not be accountable for the use or application by the Company of Series A Notes or the proceeds thereof.

SECTION 5.05. MAY HOLD SERIES A NOTES; PAYING AGENT; OTHER INDIVIDUAL RIGHTS OF TRUSTEE.

                 The Trustee, any Authenticating Agent, any paying agent, the Series A Note Registrar or any other agent of the Company, in its individual or any other capacity, may be or become the owner or pledgee of Series A Notes and otherwise may deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent, Series A Note Registrar or other agent. Until the Company shall appoint another paying agent hereunder, the Trustee shall act as paying agent. The Trustee, the Authenticating Agent and any paying agent may be an Affiliate of the Company.

SECTION 5.06.  FUNDS HELD IN TRUST.

                 Funds held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any funds received by it hereunder except as otherwise agreed with the Company.

SECTION 5.07.  COMPENSATION AND REIMBURSEMENT.

                 The Company agrees:

                 (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                       CSK Group, Ltd. Series A Indenture

                 (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

                 (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 The obligations of the Company under this Section 5.07 shall be secured by a Lien prior to that of the Series A Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Series A Notes.

SECTION 5.08.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                 There shall at all times be a Trustee hereunder which (unless also a Holder or Affiliate thereof) shall be a corporation organized and doing business under the laws of the United States of America, one of the States thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.08, the Trustee shall resign immediately in the manner and with the effect specified in this Article Five.

SECTION 5.09.  RESIGNATION AND REMOVAL; APPOINTMENT OF A SUCCESSOR.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee under Section 5.10.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by the Act of the Holders of a majority in aggregate principal amount of the Outstanding Series A Notes delivered to the Trustee and to the Company.

                 (d) If at any time the Trustee (i) shall cease to be eligible under Section 5.08 and shall fail to resign after written request therefor by the Holders of at least

                       CSK Group, Ltd. Series A Indenture

40% in aggregate principal amount of the Outstanding Series A Notes, or (ii) shall become incapable of acting, or shall be adjudged a bankrupt or an insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Holders of a majority in aggregate principal amount of the Outstanding Series A Notes may remove the Trustee and appoint a successor Trustee by an Act of such Holders, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, the successor Trustee and to the Company or, subject to the provisions of Section 4.14, the Holders of at least 40% in aggregate principal amount of the Outstanding Series A Notes, on behalf of themselves and all others similarly situated, may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, in each case unless replaced by a designee appointed by the Holders as described below prior to the appointment of a successor Trustee by the Company, the Company, by order of a majority of the entire Board of Directors, promptly shall appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such a vacancy, a successor Trustee shall be appointed by Act of the Holders of 40% in aggregate principal amount of the Outstanding Series A Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed, forthwith upon its acceptance of such appointment, shall become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or by the Holders and accepted appointment in the manner hereinafter provided, subject to Section 4.14, the Holders of at least 40% in aggregate principal amount of the Outstanding Series A Notes, on behalf of themselves and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Series A Note Register. Each notice shall include the name of the successor Trustee and the address of the Principal Office of the successor Trustee.

SECTION 5.10.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.

                 Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of its predecessor Trustee hereunder; but, on request of the Company or the successor Trustee, such predecessor Trustee, upon payment of any amounts then due it pursuant to the provisions of Section 5.07, shall execute and deliver an instrument transferring to such successor Trustee all the rights

                       CSK Group, Ltd. Series A Indenture
and powers of such predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and funds held by such predecessor Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Any Trustee ceasing to act nevertheless shall retain a Lien upon all property or funds held or collected by such Trustee (except funds held in trust for the benefit of Holders of particular Series A Notes) to secure any amounts then due it pursuant to the provisions of Section 5.07.

                 No successor Trustee shall accept appointment as provided in this Section 5.10 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 5.08.

SECTION 5.11.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                 Any corporation into which a corporate Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor to the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 5.08, without the execution or filing of any instrument or any further act on the part of any of the parties hereto. In case any Series A Notes shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Series A Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Series A Notes.

SECTION 5.12.  APPOINTMENT OF AUTHENTICATING AGENT.

                 At any time the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Series A Notes issued upon exchange, registration of transfer or partial redemption or repurchase thereof or pursuant to Section 2.06 or 2.07, and the Series A Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Series A Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation organized and doing business under the laws of the United States of America, one of the States thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.12.

                       CSK Group, Ltd. Series A Indenture

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor to the Authenticating Agent, provided such corporation otherwise shall be qualified and eligible under this Section 5.12, without the execution or filing of any instrument or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee at any time may terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be qualified and eligible in accordance with the provisions of this Section 5.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Series A Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein.

                 The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.12, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 5.07.

                 If an appointment is made pursuant to this Section 5.12, the Series A Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                 "This is one of the Series A Notes described in the within-mentioned Indenture.

                                                   TransAtlantic Finance, Ltd.

                                                   As Trustee

                                                   By:
                                                      -----------------------

                                                   As Authenticating Agent

                                                   By:
                                                      -----------------------
                                                         Authorized Officer

                       CSK Group, Ltd. Series A Indenture

                                  ARTICLE SIX
                   HOLDERS' LISTS AND REPORTS BY THE COMPANY

SECTION 6.01.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

                 If the Trustee shall not be the Series A Note Registrar, the Company will furnish or cause to be furnished to the Trustee:

                 (a) semi-annually, not more than five days after each Regular Record Date, a list, in such form as the Trustee reasonably may require, of the names and addresses of the Holders as of each April 15 and October 15; and

                 (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than five days prior to the time such information is furnished.

                 At such times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, the Company shall promptly furnish the Trustee with a copy of the then current Series B Note Register, and the identity of the then-current trustee under the Series B Indenture.

SECTION 6.02.  PRESERVATION OF INFORMATION.

                 The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01 or received by the Trustee in its capacity as Series A Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

SECTION 6.03.  REPORTS BY THE COMPANY.

                 The Company shall notify the Trustee and the trustee under the Series B Indenture of any "Event of Default" under the Series B Indenture or under the Series A Indenture promptly after becoming aware of any such "Event of Default". In addition, the Company shall be subject to the requirement to file annual or other reports with the Commission or with any securities exchange on which the Series A Notes are listed, it shall:

                 (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission or with any securities exchange on which the Series A Notes are listed, copies of such annual reports and of such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission or any such exchange from time to time by rules and regulations may prescribe) that the Company shall be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or such exchange; and

                       CSK Group, Ltd. Series A Indenture

                 (b) file with the Trustee, in accordance with the rules and regulations prescribed from time to time by the Commission or by any securities exchange on which the Series A Notes are listed, such additional information, documents and reports as it shall file with the Commission or such securities exchange with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

                                 ARTICLE SEVEN
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.01.  COMPANY MAY NOT CONSOLIDATE, ETC., ON CERTAIN TERMS.

                 The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                 (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States, one of the States thereof or the District of Columbia and expressly shall assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Series A Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                 (b) said corporation shall have assumed, by an independent supplemental indenture executed and delivered to the trustee under the Series B Indenture, and in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all Series B Notes and the performance of every relevant covenant of the Series B Indenture on the part of the Company to be performed or observed;

                 (c) immediately after giving effect to such transaction no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

                 (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Seven and that all conditions precedent herein provided for relating to such transaction have been met.

                       CSK Group, Ltd. Series A Indenture

SECTION 7.02.  SUCCESSOR CORPORATION SUBSTITUTED.

                 Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 7.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease to another Person or where a comparable release does not occur under the Series B Indenture and Series B Notes, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Series A Notes.

                                 ARTICLE EIGHT
                            SUPPLEMENTAL INDENTURES

SECTION 8.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

                 Without the consent of any of the Holders, the Company, when authorized by a majority of its entire Board of Directors, and the Trustee from time to time and at any time may enter into one or more indentures supplemental hereto for any of the following purposes:

                 (a) to evidence the succession of another corporation to the Company and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in the Series A Notes and in the Series B Indenture and in the Series B Notes;

                 (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company (in each case, only if comparable changes are made in the Series B Indenture);

                 (c) to add any additional Event of Default (in each case, only if comparable changes are made in the Series B Indenture);

                 (d) to convey, transfer, assign, mortgage or pledge to the Trustee, as security for the Series A Notes, and to the trustee under the Series B Indenture, as security for the Series B Notes, pari passu, any property or assets; or

                 (e) to cure any ambiguity or to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make such other provisions in regard to matters or questions arising under this Indenture as are not inconsistent with the provisions of this Indenture and as shall not adversely affect the interests of the Holders or the Series B Holders.

                       CSK Group, Ltd. Series A Indenture

SECTION 8.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

                 With the consent of (i) the Holders of not less than a majority in aggregate principal amount of the Outstanding Series A Notes, by Act of the Holders delivered to the Company and the Trustee, and the consent of
(ii) the Series B Holders having not less than a majority in aggregate principal amount of the Outstanding Series B Notes, by Act of such Series B Holders, the Company, when authorized by a majority of its entire Board of Directors, and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Series A Note affected thereby:

                 (a) change the Stated Maturity of the principal of, or the Interest Payment Date with respect to any payment of interest on, any Series A Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or impair the right to institute suit for the payment on or after the Stated Maturity thereof (or, in the case of redemption or repurchase in conformity with Section 9.13, on or after the Redemption Date or Change of Control Payment
Date), or change the place of payment where, or the coin or currency in which, the principal of or premium, if any, or interest on any Series A Note is payable;

                 (b) reduce the percentage in principal amount of the Outstanding Series A Notes the consent of whose Holders is required for any waiver (or compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

                 (c)      modify any of the provisions of this Section 8.02 or
Section 4.13;

                 (d)      modify any of the Events of Default enumerated in
Section 4.01; or

                 (e) modify any of the provisions of Section 9.13 or Article Ten in a manner adverse to the Holders.

                 It shall not be necessary for any Act of Holders or Act of Series B Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.03.  EXECUTION OF SUPPLEMENTAL INDENTURES.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Eight or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is

                       CSK Group, Ltd. Series A Indenture
authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.04.  EFFECT OF SUPPLEMENTAL INDENTURES.

                 Upon execution of any supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Series A Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 8.05.  REFERENCE IN SERIES A NOTES TO SUPPLEMENTAL INDENTURES.

                 Series A Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Eight may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Series A Notes so modified as to conform, in the opinion of the Trustee and a majority of the entire Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Outstanding Series A Notes.

                                  ARTICLE NINE
                                   COVENANTS

SECTION 9.01.  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

                 The Company will duly and punctually pay the principal of and premium, if any, and interest on each of the Series A Notes in accordance with the terms of the Series A Notes and this Indenture.

SECTION 9.02.  MAINTENANCE OF OFFICE OR AGENCY.

                 The Company's office, at the address set forth in the notice provision of this Indenture, shall be the place where Series A Notes may be presented for payment, redemption or repurchase, where Series A Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Series A Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Principal Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                       CSK Group, Ltd. Series A Indenture

                 The Company from time to time also may designate one or more other offices or agencies (in or outside of the above location) where the Series A Notes may be presented or surrendered for such purposes and from time to time may rescind such designation; provided, however, that no such designation or rescission shall relieve the Company of its obligation to maintain an office or agency in Arizona, for the payment of the Series A Notes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 9.03.  FUNDS FOR SERIES A NOTE PAYMENTS TO BE HELD IN TRUST.

                 If the Company at any time shall act as its own paying agent, on or before each due date of the principal of or premium, if any, or interest on the Series A Notes it will in accordance with this Indenture segregate and hold in trust for the benefit of the Persons entitled thereto a sum (or Additional Series A Notes to the extent provided herein) sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid (or such Additional Series A Notes issued) to such Persons or otherwise disposed of as herein provided and promptly will notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more paying agents, before each due date of the principal of or premium, if any, or interest on the Series A Notes it will deposit with the principal paying agent a sum (or Additional Series A Notes to the extent provided herein) sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such principal paying agent is the Trustee) the Company promptly will notify the Trustee of its action or any failure so to act.

                 The Company will cause each paying agent other than the Trustee to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this
Section 9.03, that such paying agent will:

                 (a) hold all sums and Additional Series A Notes held by it as such agent for the payment of the principal of or premium, if any, or interest on the Series A Notes in trust for the benefit of the Persons entitled thereto until such sums and Additional Series A Notes shall be paid to such Persons or otherwise disposed of as herein provided;

                 (b) give the Trustee notice of any default by the Company (or by any other obligor on the Series A Notes) in the making of any payment of principal, premium, if any, or interest (including interest payable by issuance of Additional Series A Notes); and

                 (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums and Additional Series A Notes so held in trust by such paying agent.

                 The Company, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, may pay in accordance with this

                       CSK Group, Ltd. Series A Indenture

Indenture, or by Company Order direct any paying agent to pay in accordance with this Indenture, to the Trustee all funds and Additional Series A Notes held in trust by the Company or such paying agent hereunder, such funds and Additional Series A Notes to be held by the Trustee upon the same trusts as those upon which such funds and Additional Series A Notes were held by the Company or such paying agent; and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such funds and Additional Series A Notes.

                 Any funds or Additional Series A Notes deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Series A Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Series A Note thereafter, as an unsecured general creditor, shall look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such funds and Additional Series A Notes, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such payment or delivery, at the expense of the Company may cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Phoenix, Arizona, notice that such funds and/or Additional Series A Notes remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to the Company.

SECTION 9.04.  CORPORATE EXISTENCE.

                 Subject to the provisions of Article Seven, the Company will do or cause to be done, and will cause each Significant Subsidiary to do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve or cause to be preserved any such right or franchise if, in the judgment of the Company or the relevant Significant Subsidiary, it is determined that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Significant Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 9.05.  MAINTENANCE OF PROPERTIES.

                 The Company will cause all properties used or useful in the conduct of its and any Significant Subsidiary's business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Significant Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at

                       CSK Group, Ltd. Series A Indenture
all times; provided, however, that nothing in this Section 9.05 shall prevent the Company or any Significant Subsidiary from discontinuing the operation or maintenance of any of such properties if such discontinuance, in the judgment of the Company or such Significant Subsidiary, as the case may be, is desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 9.06.  PAYMENT OF TAXES AND OTHER CLAIMS.

                 The Company will pay or discharge or cause to be paid or discharged, and will cause each Significant Subsidiary to pay, discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or such Significant Subsidiary or upon the income, profits or property of the Company or such Significant Subsidiary and (b) all lawful, material claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or such Significant Subsidiary; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 9.07.  PROVISION OF REPORTS.

                 The Company shall furnish to the Trustee copies of semi-annual and annual financial statements of the Company and its Subsidiaries, together with, in the case of annual financial statements, the related auditors' reports. The Trustee shall distribute such copies to Holders as soon as practicable after its receipt thereof.

SECTION 9.08.  WAIVER OF USURY DEFENSE.

                 To the extent permitted by applicable law, the Company agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the effective interest rate on the Series A Notes (or any interest or other amounts payable pursuant to Section 2.03 hereof or the Series A Notes) violates present or future usury or other laws relating to the interest payable on any indebtedness and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

SECTION 9.09.  WAIVER OF CERTAIN COVENANTS.

                 The Company may omit in any particular instance to comply with any covenant or condition set forth in this Article Nine, other than any such covenant or condition contained in Section 9.01, 9.02, 9.03, 9.04, 9.09 or 9.13, if before the time for such compliance the Holders of at least a majority in principal amount of the Series A Notes at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall

                       CSK Group, Ltd. Series A Indenture
extend to or affect such covenant or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect. If such covenant or condition inures to the benefit of the Series B Note Holders, such waiver shall not be effective absent the consent of Series B Holders having at least a majority in principal amount of Outstanding Series B Notes.

SECTION 9.10.  STATEMENT BY OFFICERS AS TO DEFAULT.

                 The Company will deliver to the Trustee, within 90 days after the end of each fiscal quarter of the Company, an Officers' Certificate stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Sections 9.01 through 9.07 or Sections 9.10 through 9.13, and if the Company shall be in default, specifying all such defaults and the nature and status thereof.

SECTION 9.11.  LIMITATION ON INDEBTEDNESS.

                 Neither the Company nor any of its Subsidiaries will incur any Indebtedness except that the Company and, if indicated below, its Subsidiaries shall not be prohibited hereby from incurring:

                 (a) Indebtedness of the Company under the Series A Notes and this Indenture, provided that the aggregate principal amount of Indebtedness permitted to be outstanding on any date by this clause (a) shall not exceed $10,000,000 less the aggregate principal amount of Series A Notes that would have been redeemed, repurchased or otherwise repaid on or prior to such date pursuant to the terms of this Indenture, as in effect on the date hereof, plus the aggregate principal amount of any Additional Series A Notes issued under this Indenture, and Indebtedness of the Company under the Series B Notes issued under the Series B Indenture, provided that the aggregate principal amount of such Indebtedness under the Series B Indenture permitted to be outstanding on any date by this clause (a) shall not exceed $40,000,000 less the aggregate principal amount of Series B Notes that would have been redeemed, repurchased or otherwise repaid on or prior to such date pursuant to the terms of this Indenture, as in effect on the date hereof, plus the aggregate principal amount of any Additional Series B Notes issued under the Series B Indenture;

                 (b) Indebtedness of the Operating Company or the Company (which may be guaranteed by any of its Subsidiaries) under the Senior Credit Facility, provided that the aggregate principal amount of Indebtedness permitted to be outstanding (including pursuant to letters of credit and other contingent obligations) on any date by this clause (b) shall not exceed $200,000,000 ;

                 (c) Indebtedness of Operating Company comprising Bridge Subordinated Debt in an aggregate principal amount not in excess of $125,000,000 plus additional Indebtedness in lieu of payment of cash interest;

                       CSK Group, Ltd. Series A Indenture

                 (d) Indebtedness of the Company and its Subsidiaries that is permitted under the Senior Credit Facility, as in effect from time to time (including without limitation, the Permanent Subordinated Debt (as defined in the Credit Agreement pursuant to which the Senior Credit Facility is provided));

                 (e) other Indebtedness of the Company or any of its Subsidiaries, so long as, and to the extent that, the Interest Coverage Ratio on the last day of the last fiscal quarter of the Company ended prior to the incurrence of such Indebtedness, giving pro forma effect to the incurrence of such Indebtedness and the application of the proceeds thereof (including, without limitation, by giving pro forma effect in Consolidated EBITDA to earnings of or attributable to any company or operating assets acquired with the proceeds of such Indebtedness) on the first day of the four-quarter period then ended, is equal to or greater than 1.00 to 1.00;

                 (f) Additional Indebtedness of the Company (which may comprise Indebtedness under the Senior Credit Facility in addition to Indebtedness otherwise herein permitted) in an aggregate principal amount at any time outstanding not to exceed $50,000,000;

                 (g) Indebtedness of the Company or any of its Subsidiaries under Interest Swap Obligations relating to Indebtedness for money borrowed;

                 (h) Indebtedness of any wholly-owned Subsidiary of the Company to the Company or any other Subsidiary of the Company or of the Company to any of its wholly-owned Subsidiaries; and

                 (i) any Indebtedness of the Company or any of its Subsidiaries the proceeds of which are used to redeem, repurchase, retire for value, refinance or refund any Indebtedness referred to in clauses (a) through
(h) above.

SECTION 9.12. LIMITATION ON THE PAYMENT OF DIVIDENDS AND PURCHASE OF STOCK AND NOTES.

                 The Company will not:

                 (a) declare or pay, or make or set aside, any dividend or distribution on any share of its common stock (other than dividends payable solely in shares of common stock of the Company);

                 (b) purchase, redeem or otherwise acquire or retire any shares of its capital stock except as provided in the Certificate of Incorporation of the Company;

                 (c) set apart any sum for the purchase, redemption or other acquisition or retirement of any shares of its capital stock; or

                       CSK Group, Ltd. Series A Indenture

                 (d) make any other distribution, by reduction of capital or otherwise, on or with respect to any shares of its capital stock;

provided, however, that nothing in this Section 9.12 shall prohibit the Company from repurchasing or redeeming any of its capital stock pursuant to the terms of any subscription agreement entered into with any officer, director or employee of the Company or any of its Subsidiaries.

                 The Company will not redeem, repay, prepay, purchase, retire or otherwise acquire, refinance or refund any Series A Notes or Series B Notes (without the consent of the Holders of a majority of Outstanding principal under the Series A Notes and the consent of Series B Holders constituting a majority of Outstanding principal amount of Series B Notes, and will not permit any Subsidiary or other Person controlled by it to do so, except as expressly permitted by this Indenture and the Series B Indenture.

SECTION 9.13.  CHANGE OF CONTROL.

                 If at any time after the date hereof a Change of Control occurs (the date on which the Change of Control occurs being referred to herein as the "Change of Control Date"), then the Company shall promptly make an offer to purchase for cash (the "Change of Control Offer"), which shall not constitute a redemption for the purposes of Article Ten hereof except to the extent set forth in Section 10.04(a), on the last day of the next fiscal quarter of the Company commencing after the Change of Control Date (the "Change of Control Payment Date"), all Series A Notes then Outstanding and all Series B Notes then Outstanding at a purchase price equal to the price specified in the form of Series A Note or the form of Series B Notes for optional redemptions, together with all accrued interest to and including the Change of Control Payment Date. Notwithstanding the foregoing and further notwithstanding the last sentence of Section 9.12, the Company's obligation to repurchase under this Section 9.13 is limited to the extent (i) the Operating Company has funds legally available to redeem its preferred stock and such redemption is not prohibited under the Senior Indebtedness or the Bridge Loan Agreement, and (ii) such repurchase of the Series A Notes and the Series B Notes would not directly or indirectly (with the passage of time or giving of notice) cause a default or event of default under the Senior Indebtedness or the Bridge Loan Agreement.

                 Notice of the Change of Control Offer shall be mailed by the Company not less than 25 days before the Change of Control Payment Date to the Holders of the Series A Notes at their last registered addresses with a copy to the Trustee. At least five Business Days prior to the Company's mailing of a notice of Change of Control Offer, the Company shall notify the Trustee of its obligation to offer to repurchase all of the Series A Notes. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent financial statements furnished pursuant to Section 9.07 hereof. The notice shall contain all instructions and materials reasonably necessary to enable such Holders to tender Series A

                       CSK Group, Ltd. Series A Indenture

Notes pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                 (a) that the Change of Control Offer is being made pursuant to this Section 9.13, that Series A Notes may be surrendered in whole or in part (in denominations of $1,000 and integral multiples thereof, or, in the case of Additional Series A Notes, in denominations of $100 and integral multiples thereof), and that all Series A Notes will be accepted for payment;

                 (b)      the purchase price and the Change of Control Payment
Date;

                 (c) that any Series A Note not tendered will continue to accrue interest;

                 (d) that any Series A Note (or part thereof) accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                 (e) that Holders electing to have a Series A Note purchased pursuant to a Change of Control Offer will be required to surrender the Series A Note, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Series A Note completed, to the place specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date;

                 (f) that Holders will be entitled to withdraw their election if the Person designated in the notice receives, not later than 5:00 p.m., New York City time, on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Series A Note(s) the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Series A Note(s) purchased;

                 (g) that Holders whose Series A Notes are purchased only in part will be issued new Series A Notes equal in principal amount to the unpurchased portion of the Series A Notes surrendered; and

                 (h) that the Company's obligation to repurchase is limited to the extent (i) the Operating Company has funds legally available to redeem its preferred stock and such redemption is not prohibited under the Senior Indebtedness or the Bridge Loan Agreement, and (ii) such repurchase would not directly or indirectly (with the passage of time or giving of notice) cause a default or event of default under the Senior Indebtedness or the Bridge Loan Agreement.

                 On the Change of Control Payment Date, the Company shall (i) accept for payment Series A Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee funds sufficient to pay the purchase price of all Series A Notes or portions thereof so tendered and
(iii) deliver to the Trustee all Series A Notes so

                       CSK Group, Ltd. Series A Indenture
accepted for payment, and the Trustee shall promptly authenticate and mail to such Holders a new Series A Note equal in principal amount to any unpurchased portion of any Series A Note surrendered. The Company will notify the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                                  ARTICLE TEN
                          REDEMPTION OF SERIES A NOTES

SECTION 10.01.  APPLICABILITY OF ARTICLE.

                 Redemption of Series A Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Ten.

SECTION 10.02.  OPTIONAL REDEMPTION.

                 Subject to the restrictions specified in this Indenture and in the form of Series A Note, the Series A Notes may be redeemed as a whole at any time or in part from time to time, at the redemption price and as otherwise specified in such form of Series A Note for redemptions, together with all accrued interest to the Redemption Date.

SECTION 10.03.  ELECTION TO REDEEM.

                 The election by the Company to redeem Series A Notes pursuant to Section 10.01 shall be evidenced by a resolution adopted by a majority of the entire Board of Directors of the Company.

SECTION 10.04.  SELECTION BY COMPANY OF SERIES A NOTES TO BE REDEEMED.

                 (a) Subject to Section 10.04(c) hereof, any Outstanding Series A Notes (including any Outstanding Additional Series A Notes) to be redeemed pursuant to Section 10.02 or repurchased pursuant to a Change of Control Offer, shall be redeemed or repurchased in the following manner:

                 (i) If the dollar-for-dollar payment basis set forth in
Section 1.14 applies, the redemption or repurchase shall be made as provided in that Section; provided, however, that the Outstanding Series A Notes and Outstanding Series B Notes shall be selected for redemption in denomination of $1,000 or integral multiples thereof unless such Series A Notes and Series B Notes shall include Additional Series A Notes and Additional Series B Notes which shall be in denomination of $100 or integral multiples thereof; and

                 (ii) All Outstanding Series A Notes and Series B Notes (including Outstanding Additional Series A Notes and Outstanding Additional Series B Notes) to be redeemed or repurchased in a redemption or repurchase for which clause (i) does not apply, shall be redeemed or repurchased pro rata among the holders of such Series A Notes and Series B

                       CSK Group, Ltd. Series A Indenture

Notes in the proportion that the aggregate principal amount of Outstanding Series A Notes or Outstanding Series B Notes (including Outstanding Additional Series A Notes and Outstanding Additional Series B Notes) held by the holder thereof bears to the combined aggregate principal amount of all Outstanding Series A Notes and Outstanding Series B Notes (including Additional Series A Notes and Additional Series B Notes); provided, however, that the Series A Notes and Series B Notes shall be selected for redemption in denomination of $1,000 or integral multiples thereof unless such Series A Notes and Series B Notes shall include Additional Series A Notes and Additional Series B Notes which shall be in denomination of $100 or integral multiples thereof.

                 (b) The Company shall notify the Trustee in writing not more than 60 days nor less than 30 days prior to the Redemption Date, of the Series A Notes selected for redemption and, in the case of any Series A Notes selected for partial redemption, the principal amount thereof to be redeemed.

                 (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series A Notes shall relate, in the case of any Series A Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Series A Note that has been or is to be redeemed.

SECTION 10.05.  NOTICE OF REDEMPTION.

                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the Redemption Date, to each Holder of Series A Notes to be redeemed, at his address appearing in the Series A Note Register.

                 All notices of redemption shall state:

                 (a)      the Redemption Date;

                 (b)      the redemption price;

                 (c) if less than all the Outstanding Series A Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Series A Notes to be redeemed;

                 (d) that on the Redemption Date the redemption price will become due and payable upon each such Series A Note to be redeemed and that interest thereon will cease to accrue on and after such date; and

                 (e) the place or places where such Series A Notes are to be surrendered for payment of the redemption price.

                 Notice of redemption of Series A Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                       CSK Group, Ltd. Series A Indenture

SECTION 10.06.  DEPOSIT OF REDEMPTION PRICE.

                 Prior to any Redemption Date, the Company shall deposit with the Trustee or with the paying agent (or, if the Company is acting as its own paying agent, it shall segregate and hold in trust as provided in Section 9.03) funds sufficient to pay the redemption price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Series A Notes that are to be redeemed on that date.

SECTION 10.07.  SERIES A NOTES PAYABLE ON REDEMPTION DATE.

                 Notice of redemption having been given as aforesaid, the Series A Notes so to be redeemed shall become due and payable on the Redemption Date, at the redemption price therein specified, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Series A Notes shall cease to bear interest. Upon surrender of any such Series A Note for redemption in accordance with such notice, such Series A Note shall be paid by the Company at the redemption price, together with all accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Series A Notes registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.08.

                 If any Series A Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the applicable rate specified in Section 2.03.

SECTION 10.08.  NOTES REDEEMED IN PART.

                 Any Series A Note that is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Series A Note, at the expense of the Company, a new Series A Note or Series A Notes, of any authorized denomination requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Series A Note so surrendered.

                                 ARTICLE ELEVEN
                                 SUBORDINATION

SECTION 11.01.  AGREEMENT OF SUBORDINATION.

                 The Company covenants and agrees, and each Holder of Series A Notes by his acceptance thereof likewise covenants and agrees, that all Series A Notes shall be issued subject to the provisions of this Article Eleven; and each Person holding any Series A Note,

                       CSK Group, Ltd. Series A Indenture
whether upon original issue or exchange or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                 The payment of the principal of and premium, if any, interest and any other amount due on all Series A Notes, to the extent and in the manner hereinafter set forth, shall be subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness (including interest accruing after the filing of a petition by or against the Company under any Bankruptcy Law, whether or not allowed as a claim), whether outstanding at the date hereof or hereafter incurred.

SECTION 11.02.  PAYMENTS TO HOLDERS OF SERIES A NOTES.

                 In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on or any other payment due under any Senior Indebtedness, then, unless and until such default shall have been cured or waived, no payment or distribution shall be made by or on behalf of the Company with respect to the principal of or premium, if any, interest or any other payment due on or with respect to the Series A Notes or the Series B Notes.

                 In the event and during the continuation of any default (other than a default of any payment due) with respect to any Senior Indebtedness permitting the Senior Lenders thereunder to accelerate the maturity thereof, then, unless and until such default shall have been cured or waived, no payment or distribution shall be made by or on behalf of the Company with respect to the principal of or premium, if any, interest or any other payment due on or with respect to the Series A Notes or the Series B Notes, if written notice of such default shall have been given to the Trustee and the Company by the Bank Agent, during the period commencing on the date on which such notice is received by the Company and the Trustee and ending on the earlier to occur of
(a) the 179th day thereafter or (b) the day on which such default is cured or waived; provided, however, that this sentence shall not prohibit any payment of any installment of principal of or premium, if any, interest or any other payment due on the Series A Notes for more than 179 days in any 365-day period and provided, further, that no default that once formed the basis for any such notice by the Bank Agent shall form the basis of any subsequent notice under this paragraph. For purposes of the preceding sentence, "default" shall mean any default or failure to observe or perform any provision of any instrument with respect to the Senior Indebtedness which ipso facto causes the principal and interest to be immediately due and payable, or after the giving of notice, the expiration of any grace periods, or both, so that the Senior Lenders or administrative agent are entitled to accelerate the maturity thereof.

                 Upon any payment by the Company, or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation or reorganization of the Company or its property, whether voluntary or involuntary, or any assignment for the benefit of creditors or any marshaling of assets and liabilities, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior

                       CSK Group, Ltd. Series A Indenture

Indebtedness first shall be paid in full in cash, or payment thereof provided for in cash in accordance with its terms, before any payment is made on account of the principal of or premium, if any, interest or any other amount due on or with respect to the Series A Notes; and upon any such dissolution, winding-up, liquidation, reorganization, assignment, marshaling or proceedings:

                 (a) the Senior Lenders shall be entitled to receive payment in full in cash and cash equivalents of all Senior Indebtedness before the Holders of the Series A Notes and the Trustee shall be entitled to receive any payment of principal or premium, if any, or interest on or other amounts payable with respect to the Series A Notes or the Series B Notes; and

                 (b) any payment by the Company, or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Series A Notes or the Trustee would be entitled except for the provisions of this Article Eleven, shall be paid by the Company or by any custodian, agent or other Person making such payment or distribution, or by any Holder, the Trustee, any paying agent or any depository if received by it, directly to the Senior Lenders or their representative or representatives, or the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the Senior Lenders.

                 In the event that, notwithstanding the foregoing, any payment by or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders before all such Senior Indebtedness is paid in full in cash, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the Senior Lenders or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instrument evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

                 The consolidation of the Company with or the merger of the Company into another corporation, or the liquidation or dissolution of the Company following the conveyance or transfer of its property or assets as an entirety or substantially as an entirety to another corporation, upon the terms and conditions provided for in Article Seven, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 11.02 if such other corporation, as a part of such consolidation, merger, conveyance or transfer, shall comply with the conditions stated in Article Seven. Nothing in this Section 11.02 shall apply to claims of or payments to the Trustee pursuant to Section 5.07.

                       CSK Group, Ltd. Series A Indenture

                 The Senior Lenders, at any time and from time to time, without the consent of or notice to the Holders, without incurring responsibility to the Holders and without impairing or releasing the obligations of the Holders hereunder to the Senior Lenders, may: (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness;
(c) release any Person liable in any manner for the collection or payment of the Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company or any other Person.

                 For purposes of this Article Eleven, "payment" of or with respect to the Series A Notes (or Series B Notes where applicable) includes any payment, redemption, acquisition, deposit, segregation, retirement, sinking fund payment and defeasance of or with respect to the Series A Notes, but does not include the delivery of Outstanding or previously redeemed Series A Notes in satisfaction of all or any part of any sinking fund payment.

SECTION 11.03.  PARI PASSU STATUS WITH SERIES B NOTES

                 Upon any payment by the Company, or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation or reorganization of the Company or its property, whether voluntary or involuntary, or any assignment for the benefit of creditors or any marshaling of assets and liabilities, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon Series A Notes shall be paid pari passu (or as otherwise provided for in Section 1.14) with all amounts due or to become due upon the Series B Notes in a manner that is in accordance, to the extent applicable, with the principles and relative redemption rights of Series A Notes and Series B Notes set forth in Section 10.04(a).

                 The consolidation of the Company with or the merger of the Company into another corporation, or the liquidation or dissolution of the Company following the conveyance or transfer of its property or assets as an entirety or substantially as an entirety to another corporation, upon the terms and conditions provided for in Article Seven, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 11.03 if such other corporation, as a part of such consolidation, merger, conveyance or transfer, shall comply with the conditions stated in Article Seven. Nothing in this Section 11.03 shall apply to claims of or payments to the Trustee pursuant to Section 5.07.

SECTION 11.04.  SUBROGATION OF SERIES A NOTES.

                 Subject to the payment in full in cash of all Senior Indebtedness at the time outstanding, the Holders shall be subrogated to the rights of the Senior Lenders to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Series A

                       CSK Group, Ltd. Series A Indenture

Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Holders of the Series A Notes or the Trustee would be entitled except for the provisions of this Article Eleven, and no payment over pursuant to the provisions of this Article Eleven to or for the benefit of the Senior Lenders by the Holders or the Trustee, shall, as between the Company, its creditors other than the Senior Lenders and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Eleven are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the Senior Lenders on the other hand.

                 Nothing contained in this Article Eleven or elsewhere in this Indenture (except to the extent contemplated by Sections 1.14 and 4.02) or in the Series A Notes is intended to or shall impair, as between the Company, its creditors other than the Senior Lenders and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and premium, if any, and interest on the Series A Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the Senior Lenders, nor shall anything herein (except to the extent contemplated by Sections 1.14 and 4.02) or therein prevent the Trustee or the Holder of any Series A Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the Senior Lenders in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 Upon any payment or distribution of assets or securities of the Company referred to in this Article Eleven, the Trustee, subject to the provisions of Section 5.01, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation, reorganization, assignment, marshaling or proceedings are pending, or a certificate of any Custodian, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Lenders and the holders of other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 11.05.  AUTHORIZATION BY HOLDERS OF SERIES A NOTES.

                 Each Holder of a Series A Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article Eleven and appoints the Trustee his attorney-in-fact for any and all such purposes including, without limitation in the event of any dissolution, winding-up, liquidation, marshaling of assets and liabilities or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of

                       CSK Group, Ltd. Series A Indenture
a claim for the unpaid principal balance of and premium, if any, and accrued interest on and other obligations with respect to the Series A Notes in the form required in those proceedings.

SECTION 11.06.  NOTICE TO TRUSTEE.

                 The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment or distribution to or by the Trustee in respect of the Series A Notes pursuant to the provisions of this Article Eleven. Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact that would prohibit the making of any payment or distribution to or by the Trustee in respect of the Series A Notes pursuant to the provisions of this Article Eleven, unless and until a Responsible Officer shall have received written notice thereof at the Principal Office of the Trustee from the Company or a Senior Lender or from any trustee for Senior Indebtedness or for purposes of Section 11.03 from the trustee for the Series B Notes; and prior to the receipt of any such written notice the Trustee, subject to the provisions of Section 5.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 11.06 within one Business Day prior to the date upon which by the terms hereof any funds may become payable for any purpose (including without limitation the payment of the principal of or premium, if any, or interest on any Series A Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such funds and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within one Business Day prior to such date.

                 The Trustee, subject to the provisions of Section 5.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Senior Lender (or a trustee or agent on behalf of a Senior Lender) or from the trustee for the Series B Notes for purposes of
Section 11.03 to establish that such notice has been given by a Senior Lender or a trustee or agent on behalf of any such Senior Lender. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Senior Lender or a holder of the Series B Notes to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, or the amount of Series B Notes held, the extent to which such Person is entitled to participate in such payment or distribution and any other fact pertinent to the rights of such Person under this Article Eleven, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

SECTION 11.07.  TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Eleven in respect of any Senior Indebtedness at any time held by it, to the same

                       CSK Group, Ltd. Series A Indenture
extent as any other Senior Lender, and no provision of this Indenture shall deprive the Trustee of any of its rights as such Senior Lender.

                 With respect to the Senior Lenders, the Trustee undertakes to perform or to observe only such covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenant or obligation with respect to the Senior Lenders shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the Senior Lenders.

                 Whenever a distribution is to be made or a notice given to Senior Lenders, the distribution may be made and the notice given to their representative(s).

SECTION 11.08.  NO IMPAIRMENT OF SUBORDINATION.

                 No right of any present or future Senior Lender to enforce subordination as herein provided at any time in any way shall be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such Senior Lender, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such Senior Lender may have or otherwise be charged with.

SECTION 11.09.  ARTICLE ELEVEN NOT TO PREVENT EVENTS OF DEFAULT.

                 The failure to make a payment on account of principal, premium, if any, interest or any other amount due hereunder or on the Series A Notes by reason of any provision in this Article Eleven shall not be construed as preventing the occurrence of an Event of Default under Section 4.01 but the remedies in respect thereof are limited as set forth in Article Four and any amounts realized through the exercise of such remedies shall be subject to the provisions of this Article Eleven.

SECTION 11.10.  CONTINUING EFFECT.

                 The foregoing provisions constitute a continuing offer to all Persons who become, or continue to be, Senior Lenders; and such provisions are made for the benefit of the Senior Lenders, and such Senior Lenders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions and need not prove reliance thereon.

SECTION 11.11.  INDIVIDUAL RIGHTS OF SENIOR LENDERS.

                 A Senior Lender in its individual or any other capacity may become the owner or pledgee of Series A Notes and may otherwise deal with the Company or any Subsidiary or Affiliate of the Company with the same rights as if it were not a Senior Lender.

                       CSK Group, Ltd. Series A Indenture

SECTION 11.12.  ARTICLE APPLICABLE TO PAYING AGENTS AND DEPOSITARIES.

                 In case at any time any paying agent or depository other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent or depository within its meaning as fully for all intents and purposes as if such paying agent or depository were named in this
Article in addition to or in place of the Trustee; provided, however, that
Section 11.07 shall not apply to the Company if it acts as paying agent.

                       CSK Group, Ltd. Series A Indenture

TransAtlantic Finance, Ltd. hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals, if any, to be hereunto affixed and attested, all as of the date first written above.

                                                   CSK GROUP, LTD.

                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

Attest:

By:
   --------------------
Name:
Title:

                                                   TransAtlantic Finance, Ltd.

                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

                       CSK Group, Ltd. Series A Indenture

                                   EXHIBIT A

                       FORM OF SUBORDINATED SERIES A NOTE



                 THIS SERIES A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT EXCEPT UPON DELIVERY OF AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER, THAT ANY SUCH SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER SUCH ACT.

                                CSK GROUP, LTD.

12% Subordinated Series A Note Due October 31, 2008

No.__________                                                        $__________

AS STATED IN THE INDENTURE REFERRED TO HEREIN, THE RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO SUBORDINATION IN CERTAIN EVENTS TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE) OF THE COMPANY.

                 CSK Group, Ltd., a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________ _________, or registered assigns, the principal sum of US $_______________________ on October 31, 2008, and to pay interest thereon at the rate of 12% per annum from the date this Series A Note was originally issued under the Indenture or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until Maturity. Interest shall be computed for any Interest Payment Date by annualizing the interest rate and dividing by two, or for any period other than a full interest period, on the basis of a 360-day year of twelve 30-day months and to be paid according to the actual number of days elapsed. Interest at such rate shall be payable in arrears on each April 30 and October 31, commencing April 30, 1997 and at Maturity. Interest shall be payable at the rate of 14% per annum on any overdue principal and on any overdue interest, to the extent that the payment of such interest shall be legally enforceable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid in cash or by issuing Additional Series A Notes having a principal amount equal to the amount of such interest so payable, as provided in the Indenture, to the Person in whose name this Series A Note is registered at the close of business on the Regular

Record Date for such interest, which shall be the April 15 and October 15, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date forthwith will cease to be payable to the Holder on such Regular Record Date by virtue of his having been such Holder and shall be paid to the Person in whose name this Series A Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and premium, if any, and interest on this Series A Note will be made at the office of the Company at the address set forth in the notice provision of the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts or by issuing Additional Series A Notes having a principal amount equal to the amount of such interest so payable; provided, however, that at the option of the Company payment may be made by check or Additional Series A Notes having a principal amount equal to the amount of such interest so payable mailed to the Person entitled thereto at his address appearing on the Series A Note Register in accordance with this Indenture. Notwithstanding the foregoing, at the option of the Holder hereof the principal of and premium, if any, and interest on this Series A Note (other than the final payment of principal) which is paid in cash shall be paid directly to such Holder, by wire transfer of immediately available funds, without presentment, to the address designated by such Holder in writing. Before selling or otherwise transferring this Series A Note, such Holder will make a notation hereon of the aggregate amount of all payments of principal theretofore made, and of the date to which interest has been paid.

                 Reference is made to the further provisions of this Series A Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth on this front side of this Series A Note.

                 THIS SERIES A NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS THEREOF.

                 This Series A Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee as provided in the Indenture.

                 Capitalized terms used herein that are not defined herein but that are defined in the Indenture are used as therein defined.

                       Exhibit A -- Form of Series A Note

                 IN WITNESS WHEREOF, CSK Group, Ltd. has caused this instrument to be duly executed under its corporate seal.

                                             CSK GROUP, LTD.

                                             By:
                                                -------------------------------



                                             Title:
                                                   ----------------------------


Attest:


---------------------------
Title:  Secretary

                       Exhibit A -- Form of Series A Note

                           (REVERSE OF SERIES A NOTE)

                 This Series A Note is one of a duly authorized issue of Series A Notes of the Company, designated as its 12% Subordinated Series A Notes due October 31, 2008 (the "Series A Notes"), limited in aggregate principal amount to not more than $10,000,000, plus the aggregate principal amount of Additional Series A Notes issued by the Company pursuant to the terms of an Indenture dated as of October 30, 1996 (the "Indenture"), from the Company to TransAtlantic Finance, Ltd. (the "Trustee", which term includes any successor Trustee under the Indenture),and to be issued under such Indenture and to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Series A Notes and of the terms upon which the Series A Notes are, and are to be, authenticated and delivered.

                 Subject to the terms of Article Ten and Eleven of the Indenture, the Series A Notes are subject to redemption at any time or from time to time, upon not less than 30 days' nor more than 60 days' notice, as a whole or in part, at the election of the Company, at any time hereafter at One Hundred and One Percent (101%) of the principal amount redeemed plus accrued and unpaid interest thereon to the date of such redemption on the amount redeemed.

                 Interest that is due and payable on or prior to any such Redemption Date will be payable to the Holders of such Series A Notes of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.

                 In the event of redemption of this Series A Note in part only, a new Series A Note or Series A Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 The Indenture further provides that, upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing and shall promptly make an offer to purchase, on the last day of the next fiscal quarter of the Company commencing after the Change of Control Date (the "Change of Control Payment Date"), all Series A Notes then Outstanding at a purchase price equal to the price specified in this Series A Note for optional redemption, together with accrued interest to and including the Change of Control Payment Date subject to certain rights of the holders of the Series B Notes to participate in such redemption.

                 If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Series A Notes may be declared, and upon such declaration

                       Exhibit A -- Form of Series A Note
shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 So long as any Senior Indebtedness is outstanding or the Company shall have any outstanding obligation thereunder, the Company may not amend or modify in certain respects any of the subordination provisions contained in the Indenture as against any Senior Lender who has not consented thereto.

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Series A Notes at the time Outstanding, and the Series B Holders of not less than a majority in aggregate principal amount of the Series B Notes at the time Outstanding, in each case evidenced as in the Indenture provided, to execute supplemental indentures adding any provision to or changing in any manner or eliminating any provision of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Series A Notes; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Series A Note affected thereby, (a) change the Stated Maturity of the principal of, or Interest Payment Date with respect to any payment of interest on, any Series A Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or impair the right to institute suit for the payment on or after the Stated Maturity thereof or Interest Payment Date therefor, as the case may be (or, in the case of redemption or repurchase, on or after the Redemption Date or Change of Control Payment Date), or change the place of payment where, or the coin or currency in which, the principal, premium, if any, or interest is payable, (b) reduce the aforesaid percentage in principal amount of the Outstanding Series A Notes the consent of whose Holders is required to waive compliance with certain provisions of the Indenture or certain defaults thereunder or to consent to any such supplemental indenture or (c) modify certain sections of the Indenture or the Events of Default thereunder. The Indenture also provides that, prior to any declaration accelerating the maturity of the Series A Notes, the Holders of not less than 40% of the aggregate principal amount of the Series A Notes at the time Outstanding on behalf of the Holders of all of the Series A Notes may waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of the principal of or premium, if any, or interest on any of the Series A Notes and certain other defaults. Any such consent or waiver by the Holder of this Series A Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Note and any Series A Note that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Series A Note or such other Series A Note.

                 No reference herein to the Indenture and no provision of this Series A Note or of the Indenture (except to the extent contemplated by Sections 1.14 and 4.02 of the Indenture) shall alter or impair the obligation of the Company, which is absolute and

                       Exhibit A -- Form of Series A Note
unconditional, to pay the principal of and premium, if any, and interest on this Series A Note at the place, at the times, at the rate and in the manner herein prescribed.

                 The Series A Notes are issuable only in registered form (pursuant to Regulation Section 5f.103-1 of the Federal Income Tax Regulations) without coupons in denominations of $1,000 and any integral multiple thereof and may be transferred only by surrender of this Series A Note and the reissuance by the Company of this Series A Note to the transferee or the issuance by the Company of a new Series A Note or new Series A Notes to the transferee or transferees. At the office or agency of the Company maintained for such purpose and in the manner and subject to the limitations provided in the Indenture, Series A Notes may be exchanged for a like aggregate principal amount of Series A Notes of other authorized denominations.

                 Upon due presentment for registration of transfer of this Series A Note at the office or agency of the Company maintained for such purpose, a new Series A Note or Series A Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                 The Company, the Trustee, any paying agent, and any Series A Note Registrar may deem and treat the Person in whose name this Series A Note is registered as the absolute owner of this Series A Note (whether or not this Series A Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Series A Note Registrar), for the purpose of receiving payment hereof and for all other purposes, and none of the Company, the Trustee, any paying agent or any Series A Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder, to the extent of the sum or sums paid, shall satisfy and discharge liability for amounts payable on this Series A Note.

                 The rate of interest payable hereon shall in no event exceed the maximum rate permissible under applicable law. If interest would otherwise be payable to the Holder hereof in excess of the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law; and if the Holder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereon, such excess shall be refunded to the Company.

                       Exhibit A -- Form of Series A Note

                      OPTION OF HOLDER TO ELECT REPURCHASE

                 IF YOU WISH TO HAVE THIS SERIES A NOTE REPURCHASED BY THE COMPANY PURSUANT TO SECTION 9.13 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX: [ ] IF YOU WISH TO HAVE A PORTION OF THIS SERIES A NOTE REPURCHASED BY THE COMPANY PURSUANT TO SECTION 9.13 OF THE INDENTURE, STATE THE AMOUNT (WHICH MUST BE $1,000 OR INTEGRAL MULTIPLES OF $1,000 UNLESS THIS SERIES A NOTE IS AN ADDITIONAL NOTE, IN WHICH CASE SUCH AMOUNT MUST BE $100 OR INTEGRAL MULTIPLES OF $100):

                                              $
                                               ------------------
                                              DATE:
                                                   --------------
                                              YOUR SIGNATURE:
                                                             -------------------
                                              SIGNATURE GUARANTEE:
                                                                  --------------

                       Exhibit A -- Form of Series A Note

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This is one of the Series A Notes referred to in the within-mentioned Indenture.

                                        TransAtlantic Finance, Ltd.,

                                        as Trustee

                                        By:
                                           ----------------------------

                                        Authorized Officer

                       Exhibit A -- Form of Series A Note